                          OWNER-CONTRACTOR AGREEMENT
                             (FIXED CONTRACT SUM)

     THIS AGREEMENT is made on the 1st day of November, 1996:

     REGARDING:
     ---------

     "PROJECT":      ABB OFFICE BUILDING
     Knox County, Knoxville, Tennessee

     BETWEEN:
     -------

     "OWNER":        WELLS REAL ESTATE FUND IX, L.P.

          Address:   3885 Holcomb Bridge Road
                     Norcross, GA 30092
                     Tel. No.: (770) 449-7800

     AND:
     ---

     "CONTRACTOR" :  INTEGRA CONSTRUCTION, INC.

           Address:  6425 Powers Ferry Road, Suite 265
                     Atlanta, GA  30339
                     Tel. No.: (770) 953-1200

     DESIGNED BY:
     -----------

     "ARCHITECT" :   SMALLWOOD, REYNOLDS, STEWART & STEWART &
                     ASSOCIATES, INC.

          Address:   One Piedmont Center, Suite 303
                     3565 Piedmont Road
                     Atlanta, Georgia 30305
                     Tel. No.: (404) 233-5453


The Owner and the Contractor hereby agree as follows:

FOR VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, the parties promise, covenant and agree that the Owner shall engage and compensate Contractor and the Contractor shall perform the Work relative to the Project all as hereinafter set forth.

                                  ARTICLE 1.
                                  ----------
                                   THE WORK
                                   --------

     The Contractor shall perform all Work required by the Contract Documents relative to the Project set forth above within the Contract Time stipulated therein and in complete accordance with and fulfillment of the provisions, terms, and conditions thereof.

                                  ARTICLE 2.
                                  ----------
                                  THE PROJECT
                                  -----------

     The Project as identified above shall consist of the total construction required under the Contract Documents upon the real property identified by the legal description attached as Exhibit "E-1" (the "site").

                                  ARTICLE 3.
                                  ----------
                            THE CONTRACT DOCUMENTS
                            ----------------------

     3.1  "Contract Documents".  The Contract Documents relative to this
           --------------------
Agreement Package above consist of the following Exhibits:

           (a) This Owner-Contractor Agreement;

           (b) The General Conditions of the Contract for Construction (hereinafter referred to as the "General Conditions");

           (c)  Payment Request Form;

           (d)  Waiver of Lien Form;

           (e)  Contractor's Affidavit Form;

           (f)  Final Waiver of Lien Form;

           (g)  Summary of Lump Sum Price dated June 13, 1996;

           (h)  Clarifications and Description of Work dated June 13, 1996;

           (i) Construction Schedule Prepared by Integra Construction, Inc. dated August 15, 1996;

           (j) Upon Completion of drawings and specifications by the Architect, a change order will be issued to incorporate all applicable drawings and specifications as part of the Contract Documents.

These all collectively form the Contract, and are all as fully a part of the Contract as if attached to this Agreement as repeated herein.

                                  ARTICLE 4.
                                  ----------
                TIME OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
                -----------------------------------------------

     4.1  "Date of Commencement".  The Contractor shall commence the Work under
          ----------------------
this Agreement no later than seven (7) days from the date of a written notice from the Owner to the Contractor to commence the work ("Notice to Proceed").

     4.2  "Contract Time".  The Contractor shall perform the Work as required in
          ---------------
the Contract Documents to achieve Substantial Completion of the entire Work on or before 335 calendar days after the Date of Commencement.
          ---

     4.3  "Adjustment for Changes".  The Contract Time may be extended only for
          ------------------------
those causes expressly stipulated herein and elsewhere in the Contract Documents and only strictly in accordance with the procedures and requirements set forth therein.

     4.4  "Substantial Completion".  The Date of Substantial Completion shall be
          ------------------------
as defined in the Contract Documents.

     4.5  "Final Completion".  In no event shall the Work be considered complete
          ------------------
for purposes of final payment until the following have occurred: (a) all construction items required by the Contract Documents have been fully completed and approved, (b) a final certificate of payment issued by the Architect as provided in the General Conditions.

                                  ARTICLE 5.
                                  ----------
                                 CHANGE ORDERS
                                 -------------

     5.1  "Right to Make Changes".  Owner may make modifications in the Work in
          -----------------------
accordance with the General Conditions and appropriate adjustments in Contract Time and Contract Sum shall be made in compliance therewith.

     5.2  "Fee".  The fee earned by Contractor and any Subcontractor (as defined
          -----
in the General Conditions) for performing any additional work under a Change Order performed on a "cost" plus "fee" basis shall be determined on the following basis:

          (a) The fee earned by any Subcontractor for performing such additional work shall be 10% of the Cost of the Work (as defined in the General Conditions) incurred by such Subcontractor to perform such work.

          (b) The fee earned by Contractor for additional work performed by Subcontractors shall be 5% of the Cost of the Work incurred by Contractor to have such work performed.

          (c) The fee earned by Contractor for additional work performed by its own forces shall be 10% of the Cost of the Work incurred by Contractor to perform such work.

                                  ARTICLE 6.
                                  ----------
                                 CONTRACT SUM
                                 ------------

     6.1  "Contract Sum".  The Owner shall pay the Contractor the Sum of Four
          --------------                                                 ----
Million, One Hundred Thirty Four Thousand, Eight Hundred Fourteen
-----------------------------------------------------------------
($4,134,814.00) Dollars for the full and proper performance of the Work
 -------------
hereunder, subject to Modification only and strictly in accordance with this Agreement and as other provided by the Contract Documents.

                                  ARTICLE 7.
                                  ----------
                                   PAYMENTS
                                   --------

     Based upon Applications for Payment submitted to the Owner and Architect by the Contractor and Certificates for Payment issued by the Architect, all in accordance with the requirements of the Contract Documents the Owner shall make payments on account of the Contract Sum to the Contractor as provided in the Contract Documents as follows:

     7.1  "Progress Payments".  The Owner shall make progress payments based
          -------------------
upon duly certified Applications for Payment for each period ending the 30th day of each month, which shall be submitted to the Owner not later than the 10th day of the following month. Such progress payments shall be in the amount of Ninety (90%) Percent of the portion of the Contract Sum properly allocable to labor, materials and equipment incorporated in the Work and properly allocable to materials and equipment suitably stored, insured and protected at the site or, at Owner's discretion, at some other location agreed upon in writing and approved by the Owner, for the period covered by the Application for Payment, less the aggregate of previous payments made by the Owner. When $206,740.00 has been withheld as retainage, no further retainage will be held from progress payments.

     7.2  "Semifinal Payments".  At the Date of Substantial Completion of the
          --------------------
Work and submission of Semifinal Application for Payment all as provided in the Contract Documents, the Owner shall within thirty (30) days after receipt of such Application and other appropriate documentation and Certification by Architect be required by the Contract Documents to make semifinal payment to the Contractor of the certified amount owing of all unpaid balance of the Contract Sum, as adjusted, for work completed, except for the amount of any continued retention as provided by the Contract Documents determined necessary to protect Owner's remaining interests until final completion.

     7.3  "Final Payment".  Final Payment constituting the entire unpaid balance
          ---------------
of the Contract Sum, as appropriately adjusted under the Contract Documents, shall be paid by the Owner to the Contractor when the work has been finally completed, the Contract fully performed, the Architect has issued a Final Certificate for Payment which approves the Final Application for Payment, and the Contractor has provided all necessary submittals and documents required by and otherwise fulfilled all other requirements set forth in the Contract Documents. Such application shall be submitted on or before the 25th day of the month in which completion occurs and payment shall be due and payable on or before 30 days after Owner's receipt of the Final Certificate of Payment.

     7.4  "Payment of Subcontractors".  No later than seven (7) days after
          ---------------------------
receipt of payment by Contractor, Contractor shall make payments to its Subcontractors and suppliers reflecting appropriate retainage in the same proportion as withheld by Owner and, to the extent to their interest therein for amounts owing for labor, materials and services provided and for which payment is so made by Owner.

     7.5  "Payment Requests and Related Form".  Owner provides as Exhibits C
          -----------------------------------
through F the forms to be employed in appropriate circumstances in connection with payment applications. Owner reserves the right upon reasonable advance written notice to Contractors to modify or substitute any or all of these forms.

                                  ARTICLE 8.
                                  ----------
                         PERFORMANCE AND PAYMENT BONDS
                         -----------------------------

     8.1 The Contractor may be required to furnish Performance and Payment Bonds, each in an amount at least equal to the Contract Sum, as defined herein, as security for the faithful performance and payment of all of the Contractor's obligations under the contract Documents. Such Bonds shall be as required by the Contract Documents and shall be delivered to the Owner no later than five
(5) days after the date requested.

                                  ARTICLE 9.
                                  ----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     9.1  Notices.  The proper addresses for giving Notices under this agreement
          -------
are:

     To Owner:         Wells Real Estate Fund IX, L.P.
                       3885 Holcomb Bridge Road
                       Norcross, Georgia 30092

     To Contractor:    Integra Construction, Inc.
                       6425 Powers ferry Road, Suite 265
                       Atlanta, GA  30339

     To Architect:     Smallwood, Reynolds, Stewart, Stewart & Associates, Inc.
                       One Piedmont Center, Suite 303
                       3565 Piedmont Road
                       Atlanta, Georgia  30305

     9.2  "Owner's Liability".  The liability of the Owner hereunder shall be
          -------------------
limited to its interest in the Project and the Property. No other property of the Owner (or of any Partner or Venturer in Owner if Owner is a partnership or joint venture) shall be subject to seizure or any other claim of any nature whatsoever to satisfy any of Owner's obligations arising from this Agreement. Neither Leo F. Wells,III, nor any other person or entity who may at any time be a member, partner, or joint venturer in any partnership or joint venture which may be the Owner, shall have any liability for any of the obligations of the Owner arising from this Agreement.

     9.3  "Owner's and Contractor's Representatives".  Owner hereby appoints Leo
          ------------------------------------------                         ---
F. Wells, III, or his designee as the Owner's representative for all purposes
-------------
under this Contract.  Contractor hereby appoints David B. Blackmore or his
                                                 ------------------
designee under this Contract. Either party may change his representative by written notice to the other. Either representative may appoint a designee for either general or limited purposes upon written notice to the other representative. If such appointment is for less than all purposes, the notice shall set forth the limited nature of the appointment.

     9.4  Definitions.  Terms used in this Agreement which are defined in the
          -----------
Contract Documents shall have the meanings designated in the Contract Documents.

     9.5  Examination of Documents.  The Contractor affirms, by signature to
          ------------------------
this Contract, that he has carefully examined all Contract Documents, and further agrees that he will not plead unfamiliarity with any of the Contract Documents in connection with any dispute which may arise under the Contract Documents.

     9.6 The parties acknowledge that the Owner has or will obtain financing for the construction of the Project from a third-party lender ("Lender"). The Contractor agrees that it will cooperate with the Owner and Lender for the purpose of facilitating the Owner's financing of the Project, and shall execute any and all documents, notices, agreements, or forms which are required under the Contract Documents or the Owner or Lender may reasonably require in order for the Owner to obtain financing for the Project.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as a Contract under seal, as of the date set forth on the first page hereof.

[Corporate Seal]                       OWNER:

                                       WELLS REAL ESTATE FUND IX, L.P.

Attest:/s/ Martha Cory                        /s/ Leo F. Wells, III
       ----------------------------    -------------------------------------
                                       Leo F. Wells, III, General Partner

Title:
      -----------------------------

[Corporate Seal]                       CONTRACTOR:

                                       INTEGRA CONSTRUCTION, INC.

Attest:/s/ Jeffrey B. Powers           /s/ David B. Blackmore
       ----------------------------    -------------------------------------
                                       David B. Blackmore, President
Title:  Project Manager

                                  EXHIBIT "B"


                              GENERAL CONDITIONS
                              ------------------

                                    OF THE
                                    ------

                             CONSTRUCTION CONTRACT
                             ---------------------

                                     INDEX
                                     -----


                                                                        Page No.
                                                                        --------

ARTICLE 1. THE CONTRACT DOCUMENTS........................................  1
     1.1  DEFINITIONS....................................................  1
     1.2  EXECUTION, CORRELATION AND INTENT..............................  1
     1.3  OWNERSHIP AND USE OF DOCUMENTS.................................  3

ARTICLE 2. THE ARCHITECT.................................................  3
     2.1  DEFINITION.....................................................  3
     2.2  ADMINISTRATION OF THE CONTRACT.................................  3

ARTICLE 3. THE OWNER.....................................................  5
     3.1  DEFINITION.....................................................  5
     3.2  OWNER'S RESPONSIBILITIES.......................................  5
     3.3  OWNER'S REPRESENTATIVES........................................  5

ARTICLE 4. THE CONTRACTOR................................................  6
     4.1  DEFINITION.....................................................  6
     4.2  STANDARD OF PERFORMANCE........................................  6
     4.3  REVIEW AND IMPLEMENTATION OF CONTRACT DOCUMENTS................  6
     4.4  SUPERVISION AND CONSTRUCTION PROCEDURES........................  6
     4.5  LABOR AND MATERIALS............................................  7
     4.6  WARRANTY.......................................................  7
     4.7  TAXES..........................................................  8
     4.8  PERMITS, FEES AND NOTICES......................................  9
     4.9  DOCUMENTS AND SAMPLES AT THE SITE..............................  9
     4.10 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES........................ 10
     4.11 USE OF SITE.................................................... 13
     4.12 CUTTING AND PATCHING WORK...................................... 13
     4.13 CLEANING UP.................................................... 13
     4.14 COMMUNICATIONS................................................. 14
     4.15 ROYALTIES AND PATENTS.......................................... 14
     4.16 INDEMNIFICATION................................................ 14
     4.17 LAYOUT......................................................... 15
     4.18 TESTS.......................................................... 15
     4.19 SITE AND RELATED PHYSICAL CONDITIONS AFFECTING THE WORK........ 15
     4.20 FOUNDATION SURVEY.............................................. 16
     4.21 START-UP....................................................... 16

ARTICLE 5. SUBCONTRACTORS...............................................  16
     5.1  DEFINITION....................................................  16



     5.2  AWARD OF SUBCONTRACTORS AND OTHER CONTRACTS...................  17
     5.3  SUBCONTRACTOR RELATIONS.......................................  17

ARTICLE 6. WORK BY OWNER, TENANT, AND SEPARATE CONTRACTORS..............  19
     6.1  OWNER'S RIGHT TO PERFORM WORK AND TO AWARD SEPARATE CONTRACTS.. 19
     6.2  MUTUAL RESPONSIBILITY.........................................  19
     6.3  OWNER'S RIGHT TO CLEAN UP.....................................  20

ARTICLE 7. TIME FOR COMPLETION..........................................  20
     7.1  DEFINITIONS...................................................  20
     7.2  PROGRESS AND COMPLETION.......................................  21
     7.3  DELAYS AND EXTENSIONS OF TIME.................................  21
     7.4  OWNER'S RIGHT TO ACCELERATE...................................  23
     7.5  THE CONSTRUCTION SCHEDULE.....................................  24

ARTICLE 8. PAYMENTS TO CONTRACTOR.......................................  25
     8.1  CONTRACT SUM..................................................  25
     8.2  SCHEDULE OF VALUES............................................  25
     8.3  APPLICATIONS FOR PAYMENT......................................  25
     8.4  CERTIFICATES FOR PAYMENT......................................  26
     8.5  PROGRESS PAYMENTS.............................................  26
     8.6  PAYMENTS WITHHELD.............................................  27
     8.7  SEMIFINAL PAYMENT UPON SUBSTANTIAL COMPLETION.................  28
     8.8  FINAL COMPLETION AND FINAL PAYMENT............................  29
     8.9  WAIVER........................................................  30

ARTICLE 9. COMPLETION...................................................  31
     9.1  SUBSTANTIAL COMPLETION........................................  31
     9.2  COMPLETION AND CLOSEOUT SUBMITTALS............................  32
     9.3  CONTRACTOR'S CLOSEOUT SUBMITTAL...............................  32
     9.4  FINAL COMPLETION..............................................  34

ARTICLE 10. PROTECTION OF PERSONS AND PROPERTY..........................  34
    10.1  SAFETY PRECAUTIONS AND PROGRAMS...............................  34
    10.2  SAFETY OF PERSONS AND PROPERTY................................  34
    10.3  EMERGENCIES...................................................  35

ARTICLE 11.  INSURANCE..................................................  36
    11.1  CONTRACTOR'S LIABILITY INSURANCE..............................  36
    11.2  OWNER'S LIABILITY INSURANCE...................................  37
    11.3  PROPERTY INSURANCE............................................  38
    11.4  LOSS OF USE INSURANCE.........................................  39
    11.5  WRAP-UP.......................................................  39


ARTICLE 12. CHANGES IN THE WORK AND CLAIMS..............................  39
    12.1  CHANGE ORDERS.................................................  39
    12.2  CONCEALED CONDITIONS..........................................  41
    12.3  MINOR CHANGES IN THE WORK.....................................  41
    12.4  CHANGE ORDER REQUESTS AND PROPOSALS...........................  41
    12.5  CLAIMS........................................................  41
    12.6  LIMITATION OF ENTITLEMENT.....................................  42

ARTICLE 13. UNCOVERING OF WORK AND CORRECTION OF WORK...................  42
    13.1  UNCOVERING OF WORK............................................  42
    13.2  CORRECTION OF WORK............................................  43
    13.3  ACCEPTANCE OF DEFECTIVE OR NON-CONFORMING WORK................  43
    13.4  NON-LIMITATION OF RIGHTS......................................  44

ARTICLE 14. TITLE TO WORK AND LIENS....................................   44
    14.1  UNENCUMBERED TITLE TO WORK....................................  44
    14.2  LIEN RELINQUISHMENT AND REMOVAL...............................  44
    14.3  SUBORDINATION OF RIGHTS.......................................  45

ARTICLE 15.  CONTRACTOR DEFAULT AND OWNER'S REMEDIES....................  45
    15.1  EVENTS OF CONTRACTOR'S DEFAULT................................  45
    15.2  OWNER'S REMEDIES FOR UNCURED CONTRACTOR DEFAULT...............  46
    15.3  OWNER'S REMEDIES FOR REPEATED DEFAULT.........................  47
    15.4  NONWAIVER OF DEFAULT REMEDIES.................................  48

ARTICLE 16. RIGHTS OF CONTRACTOR........................................  48
    16.1  STOP WORK FOR NONPAYMENT OR SUSPENSION........................  48
    16.2  TERMINATION BY CONTRACTOR.....................................  48

ARTICLE 17. ASSIGNMENT..................................................  48
    17.1  ASSIGNMENT....................................................  48

ARTICLE 18. DISPUTES....................................................  49
    18.1  OBLIGATION TO PROCEED AND PERFORM.............................  49

ARTICLE 19. RIGHTS OF OWNER.............................................  49
    19.1  CONDITIONS EXCUSING PERFORMANCE...............................  49
    19.2  OWNER'S RIGHT TO SUSPEND WORK.................................  49
    19.3  OWNER'S RIGHT TO STOP WORK....................................  50

ARTICLE 20. BONDS.......................................................  50
    20.1  PERFORMANCE AND PAYMENT BONDS.................................  50


ARTICLE 21. MISCELLANEOUS PROVISIONS....................................  50
    21.1  GOVERNING LAW.................................................  50
    21.2  WRITTEN NOTICE................................................  50
    21.3  CLAIMS FOR DAMAGES............................................  51
    21.4  NO WAIVER.....................................................  51
    21.5  RIGHTS AND REMEDIES...........................................  51
    21.6  SIGNS AND ADVERTISING.........................................  51
    21.7  ATTORNEY FEES.................................................  51
    21.8  AGREEMENT READ AND UNDERSTOOD.................................  52
    21.9  COMPLETE AGREEMENT............................................  52
    21.10 INTEREST......................................................  52
    21.11 LABOR RELATIONS...............................................  52
    21.12 COVENANT NOT TO SUE...........................................  52
    21.13 UNENFORCEABILITY OF ANY CLAUSE................................  52
    21.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................  53
    21.15 NOT TO BENEFIT THIRD PARTIES..................................  53
    21.16 TERMINATION OR SUSPENSION BY THE OWNER FOR CONVENIENCE........  53


                           GENERAL CONDITIONS OF THE
                             CONSTRUCTION CONTRACT


                                  ARTICLE 1.
                            THE CONTRACT DOCUMENTS
                            ----------------------

1.1  DEFINITIONS
     -----------

     1.1.1  The Contract Documents consist of the Owner-Contractor Agreement,
                ------------------
            the Conditions of the Contract (General, Supplementary and other Conditions), the Drawings, the Specifications, and all Addenda issued prior to and all Modifications which have been approved in writing by the Owner and issued after execution of the Contract. A Modification is (1) a written amendment to the Owner-Contractor Agreement signed by both parries, (2) a Change Order, (3) a written interpretation issued by the Architect pursuant to Subparagraph 2.2.7, or (4) a written order for a minor change in the Work issued by the Architect pursuant to Subparagraph 12.3. The Contract Documents do not include bidding or proposal documents such as the advertisement or invitation for bid or proposal, instructions to bidders, sample forms, the Contractor's bid or proposals or portions of Addenda relating to any of these, or any other documents, unless specifically enumerated in the Owner-Contractor Agreement.

     1.1.2 The Contract Documents form the Contract for Construction, which represents the entire and INTEGRATED agreement between the parties hereto and supersedes all prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification as defined in Subparagraph 1.1.1. The Contract Documents shall not be construed to create any contractual relationship between the Owner or the Architect and any Subcontractor or Sub-subcontractor supplier, or vendor of the Contractor.

     1.1.3  The Work comprises the completed construction required by the
                ----
            Contract Documents and includes all labor necessary to produce such construction, all materials, fabrications, assemblies, and equipment incorporated or to be incorporated in such construction, and all materials, equipment, tools, construction means, utilities, facilities, transportation, appliances, supervision and services necessary to achieve total completion of the Project, including such materials and equipment which may be consumed or used but not actually incorporated in such construction.

     1.1.4  The Project is the total construction of which the Work performed
                -------
            under the Contract Documents may be the whole or a part.

     1.1.5  The Site is the real property upon which the Project is situated.
               ----

1.2  EXECUTION, CORRELATION AND INTENT
     ---------------------------------

     1.2.1 The Contract Documents shall be signed in not less than triplicate by the Owner and Contractor. If either the Owner or the Contractor or both do not sign the Conditions of the Contract, Drawings, Specifications, or any of the other Contract Documents, the Architect, with approval of the Owner, shall identify such Documents.

     1.2.2 By executing the Owner-Contractor Agreement, the Contractor represents and acknowledges that:

            (a) He has carefully reviewed the Contract Documents for errors, discrepancies, ambiguities and omissions;

            (b) He has visited the site and familiarized himself with its physical conditions and the local conditions under which the Work is to be performed; and

           (c) He has reviewed carefully all surveys, records and data regarding the site and its physical conditions as have been made available by Owner or Architect or were otherwise reasonably accessible and available to him; and

           (d) He had correlated his observations with the requirements of the Contract Documents.

     1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work. The Contract Documents are complimentary, and what is required by any one shall be binding as if required by all. The Contractor shall be obligated to perform Work required by any Contract Document as fully as though required by all of them. Words and abbreviations which have well known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings. Without limiting the duty of the Contractor regarding review of the Contract Documents, in the event of a conflict or discrepancy among the various Contract Documents, the Documents shall be given precedence in the following order (in descending order or precedence):

               Provisions of the Owner-Contractor Agreement
               Modifications
               Change Orders
               Addenda
               Special Conditions
               Supplementary Conditions
               General Conditions
               Specifications
               Drawings -  (large-scale Drawings over small-scale)
                           (figures over scaled measurements)
                           (schedules over other information on Drawings)

     1.2.4 The organization of the Specifications into divisions, sections and articles, and the arrangement of Drawings shall not control the Contractor in dividing the Work among subcontractors or in establishing the extent of the Work to be performed by any trade.

     1.2.5 If any errors, discrepancies, ambiguities or omissions are found at any time in the Contract Documents, the Contractor shall notify the Owner and Architect in writing before beginning the Work involved. The Architect, with Owner's approval, will make corrections, interpretations or clarifications promptly, basing his decisions on what is reasonably inferable from and consistent with the intent of the Contract Documents.

     1.2.6 All pertaining statutes, ordinances, laws, rules, codes, regulations, standards, and lawful orders of public authorities having jurisdiction of the Work of this Contract are hereby incorporated (in their form as effective on the date of execution of the Owner-Contractor Agreement) into the Contract Documents as if repeated in full herein and are intended wherever reference is made in either the singular or plural to Code or Building Code, except as otherwise specified. Contractor shall be responsible for such Code compliance with regard to his Work on the Project.

     1.2.7 Cross references and citations of Sections and Subsections in this Document are for the convenience of the Contractor, the Owner, and the Architect, and are not intended to be plenary or exhaustive nor are they intended to be considered in interpreting the Contract or any part of the Contract Documents.

1.3  OWNERSHIP AND USE OF DOCUMENTS
     ------------------------------

     1.3.1 All Drawings, Specifications and revisions thereto and copies thereof are and shall remain the property of Owner and shall be returned to Owner upon completion of the Project.

                                   ARTICLE 2.
                                 THE ARCHITECT
                                 -------------

2.1  DEFINITION
     ----------

     2.1.1 The Architect is the person lawfully licensed to practice architecture, or an entity lawfully practicing architecture, identified as such in the Owner-Contractor Agreement, and is referred to throughout the Contract Documents as if singular in number and masculine in gender. The term Architect means the Architect or his authorized representative.

2.2  ADMINISTRATION OF THE CONTRACT
     ------------------------------

     2.2.1 The Architect will provide administration of the Contract as hereinafter described.

     2.2.2 The Architect will be the Owner's representative during construction and until final payment is made. The Owner's instructions to the Contractor shall be provided to the Contractor in writing either directly, with copy to Architect, or through the Architect. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.

     2.2.3 The Architect will visit the site at intervals appropriate to the stage of construction and as required by the Owner to familiarize himself generally with the progress and quality of the Work and to determine in general if the Work is proceeding in accordance with the Contract Documents. On the basis of his on-site observations as an Architect, he will keep the Owner informed of the progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work of the Contractor.

     2.2.4 The Architect will not be responsible for and will not have control or charge of construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work. The Architect will not be responsible for or have control or charge over the acts or omissions of the Contractor, Subcontractors, or any of their agents or employees, or any other persons performing any of the Work. The failure of the Architect to discover or to call to Owner's attention any defects and deficiencies in the Work of the Contractor shall not excuse or otherwise relieve Contractor of its obligations to Owner under the Owner-Contractor Agreement.

     2.2.5 The Architect and the Owner shall at all times have access to the Work wherever it is in preparation and progress. The Contractor shall provide facilities for such access so the Architect may perform his functions under the Contract Documents and the Owner may observe such.

     2.2.6 The Architect, will be the interpreter of the requirements of the Contract Documents and the performance thereunder by the Contractor.

     2.2.7 Subject to Subparagraph 2.2.9, the Architect will render interpretations necessary for the proper execution of progress of the Work, with reasonable promptness and in accordance with any time limit agreed upon.

     2.2.8 Claims, disputes and other matters in questions between the Contractor and the Owner relating to the execution or progress of the Work or the interpretation of the Contract Documents shall be referred initially to the Architect for decisions, which he will render in writing to Owner and Contractor within a reasonable time.

     2.2.9 All interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings.

     2.2.10 Both the Owner, with Architect's concurrence, and the Architect independently will have authority to reject Work which does not conform to the Contract Documents. Whenever, in Architect's opinion, he considers it necessary or advisable for the implementation of the intent of the Contract Documents, he will have authority to require special inspection or testing of the Work in accordance with Subparagraph 4.18.2 whether or not such Work be then fabricated, installed or completed. However, neither the Architect's nor Owner's authority to act under this Subparagraph 2.2.10 nor any decision not to exercise such authority, shall give rise to any liability, duty or responsibility of the Architect or Owner to the Contractor, any Subcontractor, any of their agents or employees, or any other person performing any of the Work, except as provided in Subparagraph 4.18.2.

     2.2.11 The Architect will review and approve or take other appropriate action upon Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for conformance with the design concept of the Work, and with the information given in the Contract Documents and applicable laws, rules and regulations. Such action shall be taken with reasonable promptness so as to cause no delay in the Work.

     2.2.12 The Architect will prepare Change Orders in accordance with Article 12, and will have authority to order minor changes in the Work as provided in Subparagraph 12.3.

     2.2.13 Based upon observations at the site and upon an evaluation of the Contractor's Application(s) for Payment, in consultation with the Owner, the Architect shall determine the amount owing to the Contractor, pursuant to the terms of the Owner-Contractor Agreement. The Architect shall issue Certificate(s) for Payment to the Owner in such amounts.

     2.2.14 The Architect will conduct inspections to determine the Date of Substantial Completion and the date of Final Completion and issue such Certificates regarding completion in accordance with Sub-Paragraphs 9.1.4 and 9.4.4 and will receive and review written warranties and related documents required by the Contract Documents and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance by Contractor with the requirements of the Contract Documents.

     2.2.15 The duties, responsibilities and limitations of authority of the Architect as the Owner's representative during construction as set forth in the Contract Documents will not be modified or extended without the written consent of the Owner and the Architect.

     2.2.16 In case of the termination of the employment of the Architect, the Owner may appoint another Architect in which event he shall become the Architect under the Contract Documents.

                                  ARTICLE 3.
                                   THE OWNER
                                   ---------

3.1  DEFINITION
     ----------

     3.1.1 The Owner is the person or entity identified as such in the Owner-Contractor Agreement and is referred to throughout the Contract Documents as if singular in number and masculine in gender. The term Owner means the Owner or his authorized representative.

3.2  OWNER'S RESPONSIBILITIES
     ------------------------

     3.2.1 The Owner shall furnish or provide reasonable access to all surveys in its possession describing the physical characteristics and utility locations for the Site, subject, however, to the provisions of Sub-Paragraph 4.19. Such survey(s) shall establish the property lines and permanent bench marks. The Owner shall provide the Contractor with a legal description of the Site including any known legal limitations or restrictions.

     3.2.2 Except as provided expressly in the Owner-Contractor Agreement, the Owner shall secure and pay for necessary permits, approvals, assessments and charges required for the actual use or occupancy of permanent structures or permanent changes in existing structures.

     3.2.3 Information or services under the Owner's control shall be furnished by the Owner upon Contractor's request with reasonable promptness to avoid delay in the orderly progress of the Work.

     3.2.4 The Contractor will be furnished free of charge three (3) sets of Contract Documents. Any revised Drawings, Specifications or other Contract Documents issued after execution of the Agreement shall be furnished as necessary for proper performance of the Work. All other sets requested by the Contractor's expense.

     3.2.5 The foregoing are in addition to the other duties and responsibilities of the Owner enumerated herein.

     3.2.6 The Owner, its consultants and the Architect shall all times have access to the Work whenever it is in preparation or progress. The Contractor shall provide safe facilities for such access.

3.3  OWNER'S REPRESENTATIVES
     -----------------------

     3.3.1 The Owner may provide, on a full time or part time basis, such construction consultants as it shall deem necessary or appropriate to preserve and protect its interests. Upon receipt of written notice from Owner designating such consultant(s), Contractor shall afford them all rights of access and inspection as are permitted to the Owner and to its Architect. However, no action or inaction on the part of any such consultants shall be deemed an acceptance by the Owner of any work which does not strictly conform to the Contract Documents unless specifically approved by Owner in writing.

     3.3.2 Owner shall provide a representative authorized to act for it under the Contract Documents. Such representative shall be expressly stipulated (as the designated "Owner's Representative") in the Owner-Contractor Agreement or by subsequent written designation by Owner.

     3.3.3 No observation of the Owner, its consultants or its Architect and no inspections, tests or approvals by them shall relieve the Contractor from his obligation to perform the Work in strict conformity with the Contract Documents unless specifically approved by Owner in writing.

                                  ARTICLE 4.
                                THE CONTRACTOR
                                 --------------

4.1  DEFINITION
     ----------

     4.1.1 The Contractor is the person or entity identified as such in the Owner-Contractor Agreement Documents and is referred to throughout the Contract Documents as if singular in number and masculine in gender. The term Contractor means the Contractor or his authorized representative.

4.2  STANDARD OF PERFORMANCE
     -----------------------

     4.2.1 The Contractor recognized the relationship of trust and confidence established between him and the Owner by this Agreement and covenants with the Owner to furnish the highest and best skill, attention, judgment and cooperation in performance of the Work as measured against the prevailing industry standards of construction contractors on comparable projects. The Contractor agrees to cooperate fully with the Architect, to provide a high and efficient level of business administration, management, coordination and superintendence of the work.

4.3  REVIEW AND IMPLEMENTATION OF CONTRACT DOCUMENTS
     -----------------------------------------------

     4.3.1 Before submitting his bid or proposal to the Owner, and continuously after the execution of the Contract, the Contractor shall carefully study and compare the Contract Documents and shall at once report to the Architect and the Owner any error, ambiguity, inconsistency or omission that may be discovered, including any requirement which may be contrary to any law, ordinance, rule, regulation, or order of any public agency or authority, enacted as of the date of the Owner-Contractor Agreement, bearing on the performance of the Work including any building codes and drainage and sanitary requirements. By submitting his proposal or bid for the Contract and the Work under it, the Contractor agrees that the Contract Documents appear accurate, consistent, and complete insofar as can be then reasonably determined. Contractor agrees that the Contract Sum includes the cost of all materials, equipment and labor and everything else which will be required to comply with such ordinances, requirements, laws, rules and regulations enacted as of the date of the Agreement.

     4.3.2 The Contractor shall not proceed with any portion of the Work affected by any error, ambiguity, inconsistency or omission upon its discovery until further direction or instruction by the Architect. If the Contractor has promptly upon discovery reported in writing any error, ambiguity, inconsistency or omission, and has promptly stopped the affected Work until instructed and otherwise followed the instructions of the Owner or Architect, the Contractor shall not be liable to the Owner for any damage or delay resulting from any such errors, ambiguities, inconsistencies or omissions in the Contract Documents.

     4.3.3 However, no allowance for additional compensation or extension of time for completion shall be permitted by the Contractor based on claims of defects, errors, omissions, ambiguities or inconsistencies in the Contract Documents to the extent that they were discoverable upon exercise of reasonable diligence by the Contractor and such discovery (and prompt notice) would have avoided or reduced their impact on the work.

     4.3.4 The Contractor shall perform no portion of the Work at any time without Contract Documents authorizing and describing such portion of the Work or, where required, approved Shop Drawings, Product Data or Samples for such portion of the Work.

4.4  SUPERVISION AND CONSTRUCTION PROCEDURES
     ---------------------------------------

     4.4.1 The Contractor shall supervise and direct the Work, using his best skill, attention and judgment. He shall be solely responsible for all construction means, methods, techniques, sequences and procedures and for coordinating all portions of the work under the Contract. All Work performed hereunder shall be in a skillful and workmanlike manner.

     4.4.2 The Contractor shall at all times during regular work days maintain an adequate management and supervisory staff of competent persons, and an adequate and competent supply of workmen and material necessary to carry out the Work and agrees further to complete the Work in an expeditious and efficient manner consistent with the best interest of the Owner.

     4.4.3 The Contractor shall not be relieved of his obligations to perform the Work in accordance with the Contract Documents either by the activities or duties of the Owner, his consultants, or the Architect in his administration of the Contract, or by inspections, tests or approvals required or performed by persons other than the Contractor.

     4.4.4 The Contractor's Project Manager and Project Superintendent shall be designated to Owner in writing prior to commencement of Work. Contractor shall not change such designations thereafter without prior written notice to Owner and Owner's consent, unless the designated person ceases to be employed by Contractor. The Owner may, by written notice to Contractor, object to any person or persons designated by Contractor, originally or subsequently, as Project manager or Superintendent, whom Owner deems objectionable within its reasonable discretion. Upon such notice of objection, Contractor shall promptly submit an alternative designation reasonably acceptable to the Owner.

4.5  LABOR AND MATERIALS
     -------------------

     4.5.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for all labor, materials, fabrications, assemblies, equipment, tools construction equipment and machinery, water, heat, utilities, transportation, and all other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

     4.5.2 The Contractor shall at all times enforce strict discipline and good order among his employees and subcontractors shall require his subcontractors to do the same.

     4.5.3 All Work shall be executed in neat, skillful, workmanlike manner in accordance with best recognized trade practices. Only competent and skilled workmen who satisfactorily perform their duties shall be employed on the Work. When requested by Owner, Contractor shall discharge and shall not reemploy on the Work any person who is deemed by Owner as unfit, unskilled, disorderly, dangerous, insubordinate, incompetent, or otherwise objectionable.

     4.5.4 Contractor shall timely place orders for sufficient quantities of material (including equipment, fabrications and assemblies) from reputable suppliers and strictly in accordance and subject to requirements of the Contract Documents. Contractor shall provide Owner Promptly with complete copies of all such orders.

     4.5.5 No substitutions or variations from the Contract Documents shall be permitted in the work itself or any materials (including equipment, fabrications or assemblies) comprising it, without the express prior written authorization of such substitution or variation by Architect or Owner.

     4.5.6 Contractor will acknowledge receipt of materials and equipment purchased for Owner for installation under the Contract Documents and will provide storage and protection for such materials and equipment.

     4.5.7 Upon delivery of all materials (including fabrications, assemblies and equipment), Contractor shall ascertain whether or not they comply with contract requirements and shall reject all nonconforming materials and have all nonconforming materials removed immediately from the project site. All materials delivered to the job site shall be stored and handled as to preclude inclusion of any foreign substances or any discoloration or adulteration thereof and to prevent any damage thereto which might reduce its effectiveness as part of the Work.

     4.5.8 Unless otherwise specifically indicated, where trade or brand names appear in the Specifications they are used to indicate standards of quality. However, this is intended to be an open specification (except as otherwise designated), accessible to any reputable manufacturer whose product is deemed by the Architect as equal to that named or described and meets the quality, performance and other requirements of Contract Documents. The Owner, however, shall have the right to approve products submitted as being equal to those specified and his decision shall be final and conclusive.

     4.5.9 Should the Contractor desire to substitute another item of material or equipment for one specified, he shall make such request for substitution in writing to Architect, stating any credit or extra involved and shall provide all required supporting data and samples to justify his request. However, such substitution shall not be made without express written authorization by Architect, based upon his determination that the item proposed is equal to the one specified. Further, even if so authorized, the Contractor shall be responsible for its correct function and operation and its accommodation into spaces allotted. In the event of a misfit, or change in Work being required in work of any or all trades, on account of acceptance of a substitution offered by the Contractor, the Contractor alone shall bear the costs for extra work to make changes arising as a result of the use of the substitute, including the cost of such architectural or engineering analysis and drawing changes as may be required.

     4.5.10 Whenever required in the opinion of the Owner or the Architect or required by the Specifications for the proper determination of the qualities of the materials to be furnished under the Contract Documents, or to be used in the Work, the Contractor shall furnish test specimens or samples of same, the costs of which shall be paid as provided in Paragraph 4.18 of the General Conditions.

4.6  WARRANTY
     --------

     4.6.1 The Contractor warrants to the Owner and the Architect that all materials and equipment furnished under this Contract will be new unless otherwise specified, and that all Work (including all materials and equipment) will be of the specified quality, free from faults and defects and in conformance with the Contract Documents. All Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. This warranty is not limited by any other provision of the Contract Documents. The Warranties set forth in this paragraph and elsewhere in the Contract Documents shall survive final acceptance of the Work.

     4.6.2 Without limiting the responsibility of liability of the Contractor under the Contract, all warranties and attendant rights given by manufacturers on materials or equipment incorporated in the Work are hereby assigned by the Contractor to the Owner. If requested, the Contractor shall execute formal assignments of said manufacturers' warranties to the Owner. The Contractor shall not obtain any materials or equipment under warranties which do not run directly to the benefit of the Owner and all such warranties shall be directly enforceable by the Owner.

     4.6.3 The foregoing warranties, and those contained elsewhere in the Contract Documents or implied by law shall be deemed cumulative and not alternative or exclusive. No one or more of them shall be deemed to alter or limit any other or any other remedy or right under the Contract Documents or the law.

4.7  TAXES
     -----

     4.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall pay all sales, retail , occupational, service, excise, old age benefit and unemployment compensation taxes, consumer, use and other similar taxes as well as any other taxes or duties on the material, equipment and labor for the Work or portions thereof provided by the Contractor which are legally enacted by any municipal, county, federal or state authorities or department or agency thereof at the time of execution of the Owner-Contractor Agreement, whether or not yet effective.

     4.7.2 All records maintained by the Contractor pertaining to such taxes and levies and payment thereof shall be made available to the Owner at reasonable times for inspection, audit and copying.

4.8  PERMITS, FEES AND NOTICES
     -------------------------

     4.8.1 Except as provided in Subparagraph 3.2.2, the Contractor shall secure and pay for building permits, and all other permits, approvals, assessments, charges, governmental fees and licenses necessary for the construction and proper execution and completion of the Work, which are legally required as of the date of the Owner-Contractor Agreement.

     4.8.2 The Contractor shall give all notices and comply with all applicable laws, ordinances, building codes, rules, regulations and lawful orders of any public authority bearing on the performance of the Work. If the Contractor observes that any of the Contract Documents are at variance therewith in any respect, he shall promptly notify the Architect and the Owner in writing of such non-compliance.

     4.8.3 If the Contractor performs any Work knowing it to be contrary to such laws, ordinances, rules or regulations, and without such notice to the Architect and Owner, he shall assume full responsibility therefor and shall bear all costs attributable thereto.

4.9  DOCUMENTS AND SAMPLES AT THE SITE
     ---------------------------------

     4.9.1 The Contractor shall maintain at the site for the Owner and Architect one copy of all Drawings, Specifications, Addenda, approved Shop Drawings, Product Data and Samples, Change Orders and other Modifications in good order. These shall be available to the Owner and Architect.

     4.9.2 In addition to the foregoing, Contractor shall maintain at the Project site records of all contracts and documents which arise out of the Contract Documents or the construction of the Project, including, without limitation, the following: subcontracts; materials and technical standards and specifications; routine Project correspondence; job meeting minutes, memoranda and notes; and any other related documents and revisions thereto. During progress of the Work and prior to final payment, Contractor shall deliver to Owner duplicates of any such documents that may be requested by Owner or as may be required by the technical trade specifications or other Contract Documents.

     4.9.3 Contractor shall maintain at the Project site a current marked set of working drawing prints and specifications showing as built conditions, configurations and locations, in order to facilitate the preparation of as-built drawings.

     4.9.4 Contractor shall maintain cost accounting records with respect to the Cost of the Work on a cash basis in accordance with generally accepted accounting principles.

     4.9.5 From time to time and at any time after the execution of the Agreement and after five (5) days' advance written notice to Contractor, Owner shall have access to and the right to examine and audit any pertinent books, documents, papers and records of Contractor involving transactions related to the Contract Documents. At the end of the Project construction, Contractor, if requested by Owner, shall turn over such records, or copies thereof, to the custody of Owner, and Owner may preserve such records for such further period of time as Owner may elect.

4.10 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
     ---------------------------------------

     4.10.1 Shop Drawings are drawings, diagrams, schedules and other data specifically prepared for the Work by the Contractor or any subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

     4.10.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate a material, product or system for some portion of the Work.

     4.10.3 Samples are physical examples in the size, shape, finish and quantity required by the specifications which illustrated materials, equipment or workmanship and establish standards by which the Work will be judged. Samples furnished under this Section are not to be confused with full size on-the-site "Mock-Ups" called for in some specification sections. At the option of Owner or Architect, Samples will be subject to testing, and in such event such additional Samples as may be necessary shall be supplied by Contractor at no additional cost.

     4.10.4 The Contractor shall prepare, review, approve and submit with reasonable promptness and in such orderly sequence and time as to cause no delay in the Work or in the work of the Owner or any separate contractor, all Shop Drawings, Product Data and Samples required by the Contract Documents.

     4.10.5 The following provisions shall be applicable to the preparation and submission of Shop Drawings and Product Data (as applicable):

            (a) Shop Drawings shall be prepared in accordance with the following minimum requirements:

                (i)   Sheets shall be numbered consecutively.

                (ii) Shop Drawings shall indicate all working and erection dimensions.

                (iii) Shop Drawings shall show arrangements and sectional views.

                (iv) Shop Drawings shall indicate anchoring and fastening details, including information for making connections to other work. Contractor shall furnish installation instructions to be followed in the field to achieve manufacturer's designed and planned intentions.

            (b) The form of Shop Drawings shall be as follows:

                (i) Up to 8-1/2" x 14" in size may be either prints on opaque paper, or reproducible sepia transparency.

                (ii) Submissions larger than above shall be reproducible sepia transparency.

            (c) The following number of copies shall be submitted:

                (i)  Opaque submissions shall be in duplicate.

                (ii) Sepia transparency submissions shall include one
                     reproducible, and two prints.

     4.10.6 Contractor shall be responsible for the following review and submittal procedures:

             (a) Contractor shall review, approve and stamp with its approval before submission all Samples, Shop Drawings and Product Data specified by the Contract Documents or subsequently by Architect as covered by Modifications. Shop Drawings, Product Data and Samples shall be submitted only by Contractor. By approving and submitting Shop Drawings and Samples, Contractor thereby represents that it has determined and verified all field measurements, field construction criteria, materials, catalog numbers and similar data and that it has checked and coordinated each Shop Drawing, Product Data and Sample with the requirements of the Contract Documents. At the time of submission Contractor shall inform Architect in writing of any deviations in the Shop Drawings, Product Data or Samples from the requirements of the Contract Documents.

             (b) Contractor shall be responsible for the following verifications for all items furnished to work with existing job conditions:

                 (i)   Dimensions shall be checked against field measurements.

                 (ii) Items specified to have mechanical utilities shall be coordinated with services as to location and character.

                 (iii) Items specified to have electric service shall be
                       coordinated with services as to volts, phase, hurtz, feeders and ampere protection at panel.

             (c) Contractor shall date each Sample, Product Data and Shop
                 Drawing submittal and indicate the name of the Project, description or name of equipment, material, and product and identify by specification section where it is specified, and indicate location where it is to be used in the Work.

             (d) Contractor shall accompany each Sample, Product Data and Shop
                 Drawing submitted to Architect with a transmittal letter, in duplicate with a copy being mailed to Owner containing project name, Contractor's name, number of samples, data or drawings, titles and other pertinent data. The transmittal letter shall outline deviations, if any, in Samples, Product Data or Shop Drawings from requirements of Contract Documents.

             (e) Submissions made without Contractor's approval indicated
                 thereon will be returned for compliance with this requirements before being reviewed by Architect.

             (f) Contractor is responsible for obtaining and distributing drawings after as well as before final approval to all subcontractors who are concerned with coordination of the Work.

     4.10.7 No portion of the Work requiring submission of a Shop Drawing, Project Data or Sample shall be commenced until the submittal has been approved by the Architect. All such portions of the Work shall be in accordance with submittals approved by the Architect. Owner shall not be responsible for the cost of any purchases which are not in accord with Shop Drawings approved by the Architect.

     4.10.8 The following provisions shall be applicable to Architect's review of Samples, Product Data and Shop Drawings:

             (a) Architect's acceptance is only for conformance with the design concept of the Project and with information in Contract Documents. Approval of a separate item does not constitute approval of an assembly in which the item functions.

             (b) Review of Shop Drawings, Product Data and Samples by Architect
                 shall not relieve Contractor of responsibility for deviations and/or omissions from the Contract Documents, unless Contractor has in writing called attention to such deviations and/or omissions at the time of submissions of the Shop Drawings, Product Data and Samples, nor shall it relieve Contractor of the responsibility for errors and/or omissions of any kind in Shop Drawings, Product Data and Samples, unless such deviations, changes and/or omissions are duly reviewed as such and noted by specific reference on the Shop Drawings, Product Data or the Sample. When Contractor does call such deviations and/or omissions to the attention of the Architect, Contractor shall state in its letter whether or not such deviations, changes and/or omissions involve any change in costs. If no such change is mentions, it shall be assumed that no change in cost is involved for making the change, deviation and/or omission. Letters fully describing any deviation, change and/or omission, together with the reasons therefor and the statement of the amount of cost change, shall be submitted in duplicate by Contractor to Owner and Architect together with the affected drawings and specifications.

             (c) Where only one Sample is called for, approval will be by letter only; where two or more Samples are called for one Sample will be returned with Architect's approval stamp and signature or initials.

             (d) One set of approved Shop Drawings and Product Data will be returned, including an opaque print or a sepia, when a sepia is submitted, with Architect's approval stamp and signature or initials.

             (e) Samples not complying with Contract Documents will be returned noted "Not Approved," with a general description of corrections and changes required noted thereon or in the transmittal. One set of Product Data or Shop Drawings not complying with the Contract Documents, including a set of opaque print or marked up sepias when sepias are submitted, will be returned noted "Not Approved" and with a general description of corrections and changes required indicated thereon.

             (f) Contractor shall make corrections and changes in unapproved
                 Samples, Product Data and Shop Drawings and shall resubmit such Samples, Product Data and Shop Drawings in the same manner as specified above, until Architect's approval is obtained. In the transmittal letter accompanying Samples, Product Data and Shop Drawings being resubmitted, Contractor shall direct specific attention to revisions, if any, other than corrections requested by Architect on previous resubmissions. Any such resubmittal processes, however, necessitated by deficient prior submittals requiring correction shall not be justified for extension of the Contract Time or increase in the Contract Sum.

4.11 USE OF SITE
     -----------

     4.11.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents. The Contractor shall not unreasonably encumber the site with any materials or equipment, and shall maintain the site in a neat, orderly manner. Contractor, all Subcontractors and suppliers and anyone directly or indirectly employed by or associated with any of them, shall confine their ingress and egress to the Project site to areas approved in advance by Owner and shall not use or permit any such persons to use any other ingress or egress to or from the Project site. Contractor shall assume full responsibility for any damage to any such land or area, or to the Owner or occupant thereof or of any land or areas contiguous thereto, resulting from he performance of the Work.

     4.11.2 Contractor shall take measures to control the blowing or spreading of dust, smoke, dirt, mud and refuse from its Work to avoid nuisance and inconvenience to others whether on or off the site. These measures shall be in compliance with, without being limited to, all applicable laws, and shall be subject to the Architect approval. Contractor shall furnish all necessary labor and materials such as water, approved chemicals, equipment.

     4.11.3 Contractor shall be responsible for the removal or drainage of all water interfering with the proper prosecution of his Work. It shall at all times assure such drainage shall not be a nuisance or inconvenience to Owner, other separate contractors or their work, or the occupants or users of any other public or private area on or off the site. This paragraph supplements, and does not supersede, any drainage or dewatering called for elsewhere in the Contract Documents.

     4.11.4 Contractor agrees (a) to perform its Work on the Project (and to have the Subcontractors and other parties so perform their work) so as not to interfere with or disrupt the business operations of Owner and (b) upon the request of Owner to immediately take all steps necessary to permit Owner's business operations to continue without interference or disruption.

4.12 CUTTING AND PATCHING WORK
     -------------------------

     4.12.1 The Contractor shall be responsible for all cutting, fitting or patching that may be required to complete the Work or make its several parts fit together properly.

     4.12.2 The Contractor shall not damage or endanger any portion of the Work or the work of the Owner or any separate contractors by cutting, patching or otherwise altering any work, or by excavation. The Contractor Shall not cut our otherwise alter the work of the Owner of any separate contractor except with the written consent of the Owner and of such separate contractor.

     4.12.3 Patching of all finishes shall match any existing work to meet Architect's approval.

4.13 CLEANING UP
     -----------

     4.13.1 The Contractor at all times shall keep the Project and sit free from accumulation of waste materials or rubbish caused by his operations. As the Work is performed, he shall remove all his waste materials and rubbish from and about the Project and the Property, and at the completion of the Work he shall remove, as well, all of his tools, construction equipment, machinery and surplus materials, the title to which has not been vested in Owner pursuant to the Contract Documents. He shall replace any broken glass, remove stains, spots, marks and dirt from painted decorated work, clean hardware, removed paint spots and smears from all surfaces, clean fixtures and wash all concrete masonry and tile and clean all glass.

     4.13.2 If the Contractor fails to satisfy the obligations set forth in Subparagraph 4.13.1, the Owner my do so and the cost thereof shall be charged to the Contractor.

4.14 COMMUNICATIONS
     --------------

     4.14.1 The Contractor shall forward all communications directly to the Architect, with a copy to the Owner, unless otherwise specifically directed in writing by the Owner.

4.15 ROYALTIES AND PATENTS
     ---------------------

     4.15.1 The Contractor shall pay all royalties and license fees. He shall defend all suits or claims for infringement of any patent rights and shall save the Owner harmless from loss on account thereof. However, the Owner shall be responsible for all such loss when a particular design, process, or the product of a particular manufacturer or manufacturers is specified; provided, that if the Contractor know or reasonably should have known, that the design, process, or product specification is an infringement of a patent, he shall promptly notify the Owner and Architect in writing of such knowledge, otherwise he shall be responsible for such loss as may result from his failure to give prompt notice.

4.16 INDEMNIFICATION
     ---------------

     4.16.1 In consideration of the execution of the Owner-Contractor Agreement, and receipt acknowledge by Contractor of Ten and No/100 ($10.00) Dollars and other good and valuable consideration from Owner to Contractor as payment for the promises given in this Paragraph, the Contractor, to the fullest extent permitted by law, shall indemnify and hold harmless the Owner, their agents, employees, successors, and assigns from and against all liability, claims, damages, losses, expenses and costs of any kind or description (including, but not limited to, court costs and attorney's fees and other related costs and expenses, losses and damages, and any claim, damage, loss or expense attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including the loss of use resulting (therefrom) arising out of or in connection with the performance of the Work (including failure to comply with terms of the Contract Documents or other breach or default) provided that such liability, claim, damage, loss or expense is caused in whole or in part by any act or omission of the Contractor, any subcontractor or materialman, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Paragraph.

     4.16.2 Contractor agrees that if any law or equity action is brought against Owner and/or their agents or employees because of any of the foregoing matters, whether or not any other party defendant shall be joined in the action, Contractor shall, at is own expense, settle or defend such action, paying all costs, expenses and attorney's fees incurred and paying any judgement that may be rendered therein against either Owner, or their agents and employees or any or all of the foregoing parties, and, except to the extent that any damage or expense is incurred as the result of the act or omission which is the negligence of Owner or Architect, as the case may be, neither Owner nor Architect shall be required to make any contribution whatsoever to the payment of any such judgement or settlement.

     4.16.3 In any and all claims against the Owner or the Architect or any of their agents or employees by any employee of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Paragraph shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any Subcontractor under Worker's or Workmen's Compensation Act, disability benefit acts or other employee benefit acts.

     4.16.4 As an additional and independent covenant of the Contract Documents, Contractor shall procure, as additional protection to Owner, an independent indemnification and hold harmless agreement from each Subcontractor, providing for the protection set forth in Paragraph 4.16.1 and 4.16.2.

4.17 LAYOUT
     ------

     4.17.1 Contractor shall be responsible for the accuracy of the Project lines and levels. Contractor shall compare carefully the levels shown on the drawings with existing levels and shall call Architect's and Owner's attention to any discrepancies before proceeding with the Work. The Work shall be erected square, plumb, level, true and line and grade, in the exact plane and to the correct elevation and/or sloped to drain as indicated and/or as necessary to drain.

4.18 TESTS
     -----

     4.18.1 If the Contract Documents, laws, ordinances, rules, regulations or orders of any public agency or authority having jurisdiction require any portion of the Work to be inspected, tested or approved, the Contractor shall give the Architect and the Owner at least 24 hours notice (to the extent that Contractor has such advance notice) of its readiness so the Architect and Owner may observe such inspecting, testing or approval. Unless otherwise specifically provided in the Contract Documents, the Contractor shall bear all cost of such inspections, tests or approvals.

     4.18.2 If the Architect or Owner determines that any Work requires special inspection, testing, or approval which subparagraph 4.18.1 does not include, the Owner or the Architect may instruct the Contractor to order such special inspection, testing or approval, and the Contractor shall give notice as provided in subparagraph 4.18.1. If such special inspection or testing reveals a failure of the Work to comply with the requirements of the Contract Documents (including any laws, ordinances, rules, regulations or orders of any public agency or authority having jurisdiction) the Contractor shall bear all costs thereof, including compensation for the Architect's additional services made necessary by such failure; otherwise the Owner shall bear such costs, and an appropriate Change Order shall be issued.

     4.18.3 Required certificates of inspection, testing or approval shall be secured by the Contractor and promptly delivered by him to the Architect.

4.19 SITE AND RELATED PHYSICAL CONDITIONS AFFECTING THE WORK
     -------------------------------------------------------

     4.19.1 Before submitting his bid or proposal, the Contractor shall be responsible for having taken all steps reasonably necessary to evaluate and ascertain the nature and location of the Work, nature of the site and all physical characteristics and conditions relative to it, and the general and local conditions which can effect the Work or the cost or duration thereof. This shall include but not be limited to Contractor's careful inspection and examination of the site and examination of all surveys, records and information relating to it in the Contract Documents or otherwise provided by the Owner for inspection by the Contractor. Upon reasonable advance notice to Owner, the Contractor may undertake himself, at his own expense, such other physical testing or sampling of the site as he shall deem necessary to fully inform himself of its physical conditions and characteristics.

     4.19.2 Failure by the Contractor to fully aquatint himself with such conditions which may affect the work, including but not limited to conditions relating to transportation, handling, and storage of materials, weather, topographic and/or other physical conditions, availability of labor, water, roads or power, applicable laws, ordinances or regulations, and the character and availability of equipment and facilities needed prior to and during the prosecution of the Work, shall not relieve the Contractor of his responsibilities under the Contract Documents and shall not constitute a basis for an adjustment of Contract Time or Contract Sum under any circumstances.

     4.19.3 The Owner assumes no responsibility for any understanding or representations concerning such conditions or characteristics made by any of his agents or representatives or by Architect prior to the execution of the Owner-Contractor Agreement unless such understanding or representations are expressly stated in the Contract Documents.

     4.19.4 The Owner shall provide Contractor reasonable access to such information, surveys, data and records regarding subsurface and other physical site characteristics and conditions which may have been made by Architect or Owner or are otherwise in their possession. These records are made available to Contractor for his information; however, other than as expressly provided on the Contract Documents, there is no express or implied warranty or guarantee whatsoever as to the accuracy of any of the information records nor any interpretation contained therein. Contractor expressly recognizes this limitation and stipulates that his opinions and interpretations regarding the character and condition of the site upon which the Work is to be constructed is founded only upon information and representations specifically made in the Contract Documents and otherwise upon his independent observations, examination and evaluation.

4.20 FOUNDATION SURVEY
     -----------------

     4.20.1 After completion of the foundation and before any part thereof has been covered, Contractor shall promptly notify Owner and Architect of such completion to permit the Owner, at his sole election, to cause to be performed, a survey of the foundation to determine its actual physical location in relation to all boundary lines and servitudes.

4.21 START-UP
     --------

     4.21.1 Contractor shall be responsible for start-up of all systems and equipment included in the Work and has included in the Contract Sum sufficient allowances to cover contingencies which may arise in connection with the start-up of individual systems, equipment and the total facility. Full compliance with each manufacturer's specifications and instructions shall be observed. Equipment which has been specified to be furnished with manufacturer's supervision of start-up shall be placed in operation only under of start-up shall be placed in operation only under the supervision of manufacturer's representative.

                                  ARTICLE 5.
                                SUBCONTRACTORS
                                --------------

5.1  DEFINITION
     ----------

     5.1.1 A subcontractor is a person or entity who has a direct contract with the Contractor to perform any of the Work. The term Subcontractor is referred to throughout the Contract Documents as if singular in number and masculine in gender and means a subcontractor or his authorized representative. The term Subcontractor does not include any separate contractor of the Owner or his subcontractors.

     5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform any of the Work. The term Sub-subcontractor is referred to throughout the Contract Documents as if singular in number and masculine in gender and means a Sub-subcontractor or an authorized representative thereof.

5.2  AWARD OF SUBCONTRACTORS AND OTHER CONTRACTS

     5.2.1 As soon as practicable after award of the Contract and prior to entering into any Subcontracts, the Contractor shall furnish to the Owner and the Architect in writing the names of the persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each of the principal portions of the Work or as otherwise expressly requested by Architect. Such listing shall include sufficient identifying information and description of qualifications so as to permit a reasonable evaluation of such persons or entities. The Architect will such persons or entities. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

     5.2.2 The Contractor shall not contract with any such proposed person or entity to whom the Owner or the Architect has made reasonable objection under the provisions of Subparagraph 5.2.1. The Contractor shall not be required to contract with anyone to whom he has a reasonable objection.

     5.2.3 If the Owner or the Architect has and timely asserts reasonable objection to any such proposed person or entity, the Contractor shall submit a substitute to whom the Owner or the Architect has no reasonable objection, and the Contract Sum shall be increased or decreased by the difference in cost occasioned by such substitution and an appropriate Change Order shall be issued; however, no increase in the Contract Sum shall be allowed for any such substitution unless the Contractor has acted promptly and responsively in submitting names as required by Subparagraph 5.2.1.

     5.2.4 The Contractor shall make no substitution for any Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.

5.3  SUBCONTRACTOR RELATIONS
     -----------------------

     5.3.1 The Contractor shall not be discharged from any obligations to Owner hereunder as a result of any subcontract. The Contractor shall be as fully responsible to the Owner for the acts and omissions of its Subcontractors and its suppliers of materials and of persons either directly or indirectly employed by them as it is for the acts and omissions of persons directly employed by it. The responsibility of the Contractor for its Subcontractors and suppliers shall not be diminished by the right of the Owner to approve Subcontractors and suppliers or that the Owner may have exercised or not the exercised that right or by any other right of the Owner relating to Subcontractors or suppliers. Nothing contained in the Contract Documents shall relieve the Contractor of the responsibility for his Subcontractors or create any contractual relation between any Subcontractor or material supplier and the Owner.

     5.3.2 Subcontracts and agreements for the acquisition of materials and equipment shall be in an appropriate written form acceptable to the Owner. The Contractor shall include in all such subcontracts and agreements the pertinent terms and conditions of this Contract to the fullest extent applicable and require that all work be performed in accordance therewith. Further, such subcontracts or agreements shall contain provisions which:

             (a) Bind such Subcontractor or Supplier to the Contractor by the terms of the Contract Documents and to assume toward the Contractor all the obligations and responsibilities, which the Contractor by those Documents, assumes toward the Owner, with respect to the work of the Subcontractor or supplier;

             (b) Preserve and protect the rights of Owner under the Contract
                 Documents with respect to the work to be performed under the subcontract so that the subcontracting thereof will not prejudice such rights;

             (c) Bind such Subcontractor or Supplier to give to the Owner written notice of any default under the subcontract or supply agreement on the part of the Contractor and not to take any action in respect of the default unless it remains uncured 30 days after the notice is given; and to accept payment or performance under the subcontract by the Owner in lieu of payment or performance by the Contractor, although the Owner shall not be obligated to undertake the Contractor's payment obligations thereunder;

             (d) Require that all claims for additional cost or other damage and extensions of time, with respect to subcontracted portions of the Work shall be submitted to Contractor in sufficient time and manner so that Contractor may comply in the manner provided in the Contract Documents for like claims by Contractor upon Owner should Contractor elect to pass such claims through to Owner;

             (e) Require that such Subcontractor or Supplier look only to the
                 Contractor and not to Owner or Owner's Lender for the performance of any or all obligations owed the Subcontractor or supplier;

             (f) Require that such Subcontractor or supplier waive and
                 subordinate any lien, or claim or right of lien against the Project or the land upon which it is situated as required by
                 Article 14 hereof;

             (g) Contain a provision indemnifying Owner in accordance with
                 Paragraph 4.16 hereof;

             (h) Waive all rights Owner, Architect, Contractor and Subcontractor may have against one another for damages caused by fire or other peril covered by property insurance described in Subparagraph 11.3.6 hereof, except such rights as they may have to the proceeds of such insurance.

             (i) Permit assignment to Owner and assumption of all rights and obligations thereunder, at Owner's sole election, upon written notice, in the event of any termination of the Owner Contractor Agreement.

             (j) Require the Subcontractor to enter into similar agreements with his Sub-subcontractors.

     5.3.3 All subcontracts shall be entered by Contractor and copies of all subcontracts greater than Fifty Thousand ($50,000.00) Dollars shall be furnished to Owner.

     5.3.4 The Contractor and all Subcontractors shall comply with all applicable licensing laws for contractors prevailing within the state in which the Project is located.

     5.3.5 The Contractor shall make available to each proposed Subcontractor, prior to the execution of the Subcontract, copies of those of the Contract Documents to which the Subcontractor will be bound by this Paragraph 5.3, and necessary to inform them fully of the requirements of the Contract documents which pertain to or which might otherwise affect their work. Each Subcontractor shall similarly make copies of such Documents available to his Sub-subcontractors.

     5.3.6 The Contractor shall have no financial interest in the payments made under any subcontract or any contract for materials, labor, services. equipment or appliances.

                                  ARTICLE 6.
                WORK BY OWNER, TENANT, AND SEPARATE CONTRACTORS
                -----------------------------------------------

6.1  OWNER'S RIGHT TO PERFORM WORK AND TO AWARD SEPARATE CONTRACTS
     -------------------------------------------------------------

     6.1.1 The Owner reserves the right to perform any work related to the Project with his own forces, and to award separate contracts in connection with any other portions of the Project or other work on the site under these or similar Conditions of the Contract. The Owner specifically reserves the right to have the forces of any tenant or its separate contractors enter upon the Project for the purpose of constructing or installing furniture, fixtures and equipment for the Project ("Tenant-Owner Improvements"), with respect to any portions of the Work that have reached such a stage of completion as to permit the construction and installation of Tenant-Owner improvements. Such use and occupancy by the Owner, its tenants or their separate contractors shall not modify any part of the Contract Documents or be construed as constituting Substantial Completion or acceptance of any part of the Work. However, the Owner, his tenants, or their respective separate contractors, agents, or employees shall be responsible for any damage caused by them to the Work so occupied by them. If the Contractor claims that delay or additional cost (other than as compensable under Subparagraph 6.1.3) is involved because of such action by the Owner, he shall make such claim as provided elsewhere in the Contract Documents.

     6.1.2 The Contractor shall afford the Owner, his Tenants and either of their respective separate contractors reasonable opportunity for the introduction and storage of their material and equipment and the execution of their work, and shall connect and coordinate his Work with theirs as required by the Contract Documents. The Contractor agrees to permit the use and sharing of use of those facilities necessary for the rapid completion of their work, including without limitation, the Contractor's utilities, hoists, elevators, scaffolding and other equipment at Contractor's actual costs incurred and, if requested by the Owner, the Contractor shall provide a separate entrance. Such use and sharing of Contractor's facilities shall not extend the Contract Time.

     6.1.3 The Contractor shall be reimbursed for actual cost or expenses reasonable incurred by the Contractor as a result of such construction, use or occupancy. To the extent possible, before such costs or expenses are incurred, the Contractor will provide the Owner or his applicable tenant with a lump sum or unit prices as the Owner may request to cover such costs or expenses.

     6.1.4 The Owner will provide for the coordination of the Work of his own forces and of each separate Contractor with the Work of the Contractor.

6.2  MUTUAL RESPONSIBILITY
     ---------------------

     6.2.1 If any part of the Contractor's Work depends for proper execution or results upon the work of the Owner or any separate contractor, the Contractor shall, prior to proceeding with the Work, promptly report to the Architect and Owner any apparent discrepancies or defects in such other work that render it unsuitable for such proper execution and results. Failure of the Contractor to so report shall constitute an acceptance of the Owner's or separate contractor's work as fit and proper to receive his Work.

     6.2.2 Any cost caused by defective or ill-timed work shall be borne by the party responsible therefor.

     6.2.3 Should the Contractor wrongfully cause damage to the Work or property of the Owner, any tenant of the Owner or to other work on the site, the Contractor shall promptly remedy such damage or Owner, at his option, may cause such damage to be remedied at the expense of Contractor.

     6.2.4 Should the Contractor wrongfully cause damage to the work or property of any tenant of Owner or separate contractor, the Contractor shall upon due notice promptly attempt to settle with such other party (or otherwise resolves the dispute). If such separate party issues or initiates proceedings against the Owner on account of any damage alleged to have been caused by the Contractor, the Owner shall notify in writing the Contractor who shall defend such proceedings at the Contractor's expense, and if any judgment or award against the Owner arises therefrom, the Contractor shall pay or satisfy it and shall reimburse the Owner for all attorney's fees and court costs which the Owner may have incurred.

6.3  OWNER'S RIGHT TO CLEAN UP
     -------------------------

     6.3.1 If a dispute arises between the Contractor and separate contractors as to their responsibility for cleaning up as required by the General Conditions of either such contract, the Owner may upon three
            (3) days prior written notice clean up and charge the cost thereof to the contractor responsible therefor as the Architect shall determine.

                                  ARTICLE 7.
                              TIME FOR COMPLETION
                              -------------------

7.1  DEFINITIONS
     -----------

     7.1.1 The Contract Time is the period of time after the Date of Commencement of the Work allotted in the Owner contractor Agreement in which to achieve Substantial Completion of the Work, as may be adjusted by Change Order. The Contract Time shall commence on the Date of Commencement of Work.

     7.1.2 The Date of Commencement of the Work is the date established in a notice to proceed.

     7.1.3 The Date of Substantial Completion of the Work or designated portion thereof is the date certified by the Architect pursuant to Article 9.1.

     7.1.4 The Construction Schedule shall be the schedule of activities derived by the Contractor pursuant to Paragraph 7.5 hereof showing their sequences, durations and interrelationships and establishing the Contractor's plans for accomplishing substantial completion within the Contract Time.

     7.1.5 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically designated.

7.2  PROGRESS AND COMPLETION
     -----------------------

     7.2.1 Time is of the essence in the performance of the Work by or on behalf of the Contractor including particularly, but without limitation, any times or durations for commencement, prosecution and completion of the Work.

     7.2.2 The Contractor shall begin Work on the Date of Commencement. The Contractor shall thereafter prosecute the Work expeditiously and diligently at such a rate to maintain progress in accordance with the Construction Schedule and achieve Substantial Completion within the Contract Time. The Contractor shall employ all such additional labor, services and supervision including such extra shifts and overtime as may be necessary to maintain progress in accordance with the Construction Schedule and achieve Substantial Completion within the Contract Time, all without an increase in the Contract Sum unless expressly authorized by the Contract Documents.

     7.2.3 In executing the Owner-Contractor Agreement, the Contractor represents that the Contract Time (as may be adjusted under the Contract Documents) for construction and completion of the Work is reasonable, taking into consideration the type of construction planned and the site conditions, climatic conditions and industrial conditions (including, without limitation, labor conditions) prevailing in the area of the Project.

     7.2.4 Should the Project or any portion there of not be completed in accordance with the Construction Schedule or within the Contract Time (as adjusted under the terms of the Contract Documents), Owner shall have the right but not the obligation to occupy any portion of the Project no so completed. In such event, Contractor shall not be entitled to any extra compensation on account of said occupancy by Owner or by Owner's normal full use of the Project nor shall Contractor interfere in any way with said use of the Project, or be relieved of any of its responsibilities under the Contract Documents, including, without limitation, Contractor's obligation to complete the Project in accordance with the Construction Schedule. Occupancy by Owner hereunder shall be subject to the requirements of Subparagraph 11.3.9 with regard to property insurance.

7.3  DELAYS AND EXTENSIONS OF TIME
     -----------------------------

     7.3.1 Except as otherwise specifically provided hereinafter and under Paragraph 12.1 (Changes in the Work), the Contractor shall not be entitled to an increase in the Contract Sum or payment or compensation of any kind from the Owner for direct, indirect, consequential, impact or other costs expenses or damages, including but not limited to costs of acceleration or inefficiency, arising because of delay, disruption, interference or hindrance from any cause whatsoever, whether such delay, disruption, interference or hindrance be reasonable or unreasonable, foreseeable or unforeseeable, or avoidable or unavoidable; provided, however, that this provision shall not preclude recovery of damages by the Contractor for hindrances or delays due solely to fraud or bad faith on the part of the Owner or its agents. Otherwise, the Contractor shall be entitled only to extensions of the Contract Time as the sole and exclusive remedy for such resulting delay, in accordance with and to the extent specifically provided in the Contract Documents.

     7.3.2 The Contract Time shall be adjusted only as appropriate for Changes in the Work (pursuant to Paragraph 12.1), Concealed Conditions entitling contractor to such adjustment (pursuant to Paragraph 12.2), Suspension of Work (pursuant to Paragraph 19.2), Stopping of Work (pursuant to Paragraph 16.1),and excusable delays (pursuant to Subparagraph 7.3.4 ) and for no other reason. In the event the Contractor requests an extension of the Contract Time based upon a particular occurrence, he shall furnish such justification and supporting evidence as the Architect may deem necessary for a determination as to whether and to what extent the Contractor is entitled to an extension of time under the provisions of the Contract. After receipt of such justification and supporting evidence as is timely submitted, the Architect shall make a determination extending the Contract Time only to the extent that such occurrence shall actually have caused extension of the Project duration. The Contractor acknowledges and agrees that actual delays in activities which according to the Construction Schedule, do not affect activities critical to completion within the Contract Time will not be the basis for an extension of the Contract Time.

     7.3.3 If the Architect finds that the Contractor is entitled to any extension of the Contract Time, he shall advise the Contractor and Owner in writing thereof. Appropriate adjustment reflecting such increase in the Contract Time and any resultant changes in activities affected shall then be made to the Construction Schedule. A change Order shall be then duly issued under Article 12 effectuating these adjustments and extending the Contract Time.

     7.3.4 Subject to other provisions of the Contract Documents, the Contractor may be entitled to an extension of the Contract Time (but no increase in the Contract Sum) for delays arising from the following unforeseeable causes but only to the extent that they were beyond the control and without the fault or negligence of the Contractor or his Subcontractors or suppliers as follows:

           (a) Labor disputes and strikes including those affecting transportation.

           (b) Acts of God, such as tornado, fire, hurricane, blizzard, earthquake, typhoon or flood or similar unavoidable casualties that cause damage to completed Work or stored materials or otherwise cause delay.

           (c) Abnormal adverse weather not reasonably anticipatable; however, the Contract Time will not be extended due to normal seasonal weather variations.

           (d) Acts of the Public enemy, and unanticipated acts of the state, federal or local government in its sovereign capacity.

           (e) Acts of another separate contractor in the performance of a contract with the Owner relating to the Project.

           (f) Any act or neglect of the Owner or the Architect or any of their agents or employees.

     7.3.5 No extension of Contract Time shall be granted if, in the exercise of reasonable prudence, Contractor, or anyone for whom the Contractor is responsible, could have avoided the delay in the progress of the Work. Delays otherwise allowable shall be reduced by the amount of time that Contractor or anyone for whom the Contractor is responsible, in the exercise of reasonable prudence, could have avoided, reduced or made up such delays in the course of the performance of subsequent portions of the Work, provided that Contractor shall not be obligated to incur additional cost to make up excusable delays. In the case of impending delay resulting from any act or neglect of the Owner or Architect, which was or should reasonably have been foreseen by Contractor, such prudence shall include prompt notice thereof to Owner and Architect.

     7.3.6 Other than pursuant to Paragraph 12.1, no claims for extension of Contract Time for delay, disruption, interference or hindrance of the Work hereunder or any portion thereof shall be valid unless a notice of claim is filed with the Owner and the Architect within ten
            (10) days of the first instance of such delay, disruption, interference or hindrance and, in addition, unless a written statement of the claim as hereinafter described is filed with the Owner and the Architect within twenty (20) days of such first instance; otherwise all such claims are waived by the Contractor. In the case of a continuous cause of delay, only one written claim is necessary.

           (a) Such notice of claim must clearly identify the instance of delay, disruption, interference or hindrance and an estimate of the probable effect of such delay on the progress of the Work.

           (b) Such statement of the claim must provide all information required by the scheduling requirements of the Contract Documents and further provide the following specific information:

               (i)   Nature of the delay;

               (ii)  Date (or anticipated date) of commencement of delay;

               (iii) Activities on the Construction Schedule affected by the delay, and/or new activities created by the delay, and their relationship with existing activities;

               (iv)  Identification of person (s) or organizations (s) or event
                     (s) responsible for the delay;

               (v)   Anticipated extent of delay;

               (vi)  Recommended action to avoid or minimize the delay.

           (c) The Architect shall receive and process such claims for extensions of time in accordance with the procedures set forth in Paragraph 7.3 except that any Change Order issued shall only amend the Contract Time.

           (d) The failure of the Contractor to file any claims for extension of time within the time limits prescribed herein and in the form and manner required hereby shall be deemed a material prejudice to the interests of the Owner and shall constitute an absolute waiver of the claim and the right to file or thereafter prosecute the same.

     7.3.7 To the extent that Contractor is entitled to any increase in contact sum for delay, disruption, interference or hindrance under this Paragraph 7.3, an absolute condition precedent to such entitlement shall be strict compliance with all requirements and procedures for entitlement to an extension of time hereunder.

     7.3.8 The Contractor shall keep the Owner and Architect constantly advised to all factors which may affect the Contractor's progress toward Substantial Completion time of the Work within the Contract Time.

7.4  OWNER'S RIGHT TO ACCELERATE
     ---------------------------

     7.4.1 The Owner shall have the right to require, by Change Order issued under Article 12, that completion of all or any portion of the Work be accelerated to an earlier time. In the case of such acceleration, the Contractor shall require his forces and Subcontractors to work such overtime hours and take such other measures as reasonable necessary to accomplish the acceleration. The Owner's obligation on account of such acceleration shall be to reimburse the Contractor for any increase on his cost for such acceleration. The Contractor shall keep accurate records of such overtime hours and other premium or acceleration costs and excuses resulting from such acceleration. Such reimbursement shall include overhead and profit of the Contractor and his Subcontractors. This subparagraph shall have no application to overtime work which the Contractor is required to perform because of his failure to meet the Construction Schedule, or, without limitation, because of any other fault of the Contractor.

7.5  THE CONSTRUCTION SCHEDULE
     -------------------------

     7.5.1 The Contractor, immediately after being awarded the Contract, shall be responsible for deriving a Construction Schedule (as more particularly prescribed in the Supplementary Conditions), which shall fully describe the intended method of accomplishing all the various work and related activities necessary to completion of the entire Project hereunder. Such Construction Schedule shall demonstrate an expeditious, practicable and reasonable plan for accomplishing Substantial Completion of the Work within the Contract Time and Final Completion of the Project.

     7.5.2 The Construction Schedule shall take fully into account accomplishment of such interim milestones or requirements of Owner for completion of portions of the Work at times earlier than the full Contract Time. Such milestones and requirements, if any, shall be as prescribed in the Supplementary Conditions.

     7.5.3 A preliminary Construction Schedule shall be prepared and submitted to Owner and to Architect in final proposed form, in the format prescribed in the Supplementary Conditions, no later than ten (10) days after the date of the Owner-Contractor Agreement or the Date of Commencement of Work, whichever is earlier. This preliminary Construction Schedule should incorporate the input of major subcontractors, fabricators, and suppliers of materials or equipment which are not readily available for delivery to the Project. In submitting this preliminary Construction Schedule, Contractor warrants and represents that in his opinion and that of his major subcontractors, fabricators and suppliers, it presents a reasonable and workable plan and sequence for timely performance of all Work and further constitutes their intended plan and sequence for is accomplishment.

     7.5.4 The Contractor shall be entitled to no payment under this Owner-Contractor Agreement unless and until the Contractor has so submitted the preliminary Construction Schedule in required format.

     7.5.5 The Owner and Architect shall review this preliminary Construction Schedule as initially submitted; however, such review shall be only to determine its compliance with Contract requirements regarding substantial completion, final completion and any specified interim completion milestones or requirements. Such review shall not require an independent evaluation or determination by Owner or Architect of the workability, feasibility or reasonableness of the Contractor's proposed Construction Schedule.

     7.5.6 Within ten (10) days after submission of the preliminary Construction Schedule under Subparagraph 7.5.3 above, the Owner, Architect and Contractor shall jointly meet to review the preliminary Construction Schedule at the Contractor's Project office and at a time established by written notice from Architect. Within ten (10) days thereafter, Contractor shall submit a revised Construction Schedule incorporating any changes deemed necessary by the Contractor or directed by Owner or Architect. This revised Construction Schedule shall thereafter be deemed the Construction Schedule for the Project.

     7.5.7 Thereafter, the Construction Schedule shall be revised and updated in such manner and frequency as specified in the Supplementary Conditions.

     7.5.8 The Construction Schedule shall be revised appropriately to reflect accurately any adjustment extending the Contract Time allowed by Architect including revision to the durations, sequences and interrelationships of activities affected by the occurrences permitting such adjustment.

     7.5.9 The Contractor shall keep the Owner, the Architect and all of his Subcontractors and material suppliers fully and completely informed at all times of the content of the Construction Schedule, other schedules and all other scheduling information applicable to or which may effect the Work of all Subcontractors and material suppliers. This information shall in all cases be furnished to the Subcontractors and material suppliers in sufficient time to allow them to adjust their plans so as to meet all required performance dates relative to their portions of the Work.

     7.5.10 To the extent that any provisions of this Paragraph 7.5 are at variance with the scheduling requirements specified in the Supplementary Conditions, the latter shall govern.

     7.5.11 The Owner and the Architect shall be entitled to rely fully on the content of the Construction Schedule (as it may be revised) in planning and scheduling performance of their obligations under the Contract Documents or of interrelated work by their own forces or separate contractors.

                                  ARTICLE 8.
                            PAYMENTS TO CONTRACTOR
                            ----------------------

8.1  CONTRACT SUM
     ------------

     8.1.1 The Contract Sum is as stated in the Owner-Contractor Agreement, including adjustment thereto as authorized by the Contract Documents. Such Contract Sum, (or the portion thereof authorized by the Owner-Contractor Agreement) shall represent the total amount payable by the Owner to the contractor for performance of the Work under the Contract Documents.

8.2  SCHEDULE OF VALUES
     ------------------

     8.2.1 Before the first Application for Payment and as a strict condition precedent to payment under Article 8, the Contractor shall submit to the Architect a Schedule of Values allocated to the various portions of the Work aggregating and dividing the Total Contract Sum so as to facilitate determination of progress and progress payment. The Schedule of Values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. The Schedule of Values shall be in a format consistent with that to be used on the Application for Payment forms and shall segregate each major work item and each subcontracted time on a single line, with item numbers corresponding (if practicable) with specifications section numbers. Further, it shall provide a preliminary schedule of the Contractor's anticipated monthly Progress Payments. This Schedule, unless objected to by the Architect shall be used only as a basis for the Contractor's Applications for Payment.

8.3  APPLICATIONS FOR PAYMENT
     ------------------------

     8.3.1 At least fifteen (15) days before the date for each progress payment established in the Owner-Contractor Agreement, the Contractor shall submit to the Architect an itemized Application for Payment duly sworn and notarized on such for as required by Owner and based on the previously approved Schedule of Values. It shall be supported by such data information and documentation substantiating the Contractor's right to payment as the Owner or the Architect may require, and reflecting retainage, if any, as provided elsewhere in the Owner-Contractor Agreement. To the extent of any delay in submission of any Application for Payment in duly authorized form, any specified date for progress payment shall be extended commensurably.

     8.3.2 If approved in writing in advance by Owner, payments will be made on account of materials or equipment not incorporated in the Work but delivered and suitably stored at the site and suitably stored at some other location approved by Owner in writing. Payments for materials or equipment stored on or of the site shall be further conditioned upon submission by the Contractor of bills of sale or such other evidence or procedures satisfactory to the Owner to establish the Owner's title to such materials or equipment or otherwise protect the Owner's interest, including applicable insurance and transportation to the site for those materials and equipment stored off the site.

8.4  CERTIFICATES FOR PAYMENT
     ------------------------

     8.4.1 The Architect will promptly review such Application and, within seven days after the receipt of the Contractor's Application for Payment, either issue a Certificate for Payment to the Owner, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor in writing his reasons for withholding a Certificate as provided in Subparagraph 8.6.1

     8.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on his observations at the site as provide in Subparagraph 2.2.3 and the certified data comprising the Application for Payment, that the Work has progressed to the point indicated and that it therefore appears the Contractor is entitled to payment in the amount certified.

8.5  PROGRESS PAYMENTS
     -----------------

     8.5.1 After the Architect has issued a Certificate for Payment and provided the Contractor has complied with all requirements of Subparagraph 8.5.2 and otherwise is not in default under the Contract Documents, the Owner shall make payment in the amounts and manner and within the time provided in the Contract Documents.

     8.5.2 As a condition precedent to payment, Contractor shall submit on a monthly basis at or prior to the time of receipt of each payment its duly executed waiver of all rights and claims of lien on the Work or the Project Site for the period for which payment is made, in the form provided by Owner. Contractor shall also submit on a monthly basis at the time of receipt of each monthly payment a similar waiver for labor and materials furnished during the period for which the previous Application for Payment was made in the form provided by Owner and executed by each of the Subcontractors who performed services for that previous period and paid receipts from suppliers and materialmen who provided equipment or material in that previous period.

     8.5.3 The Contractor shall promptly pay each Subcontractor (including suppliers not previously paid), upon receipt of payment form the Owner, out of the amount paid to the Contractor on account of such Subcontractor's Work, the amount to which said Subcontractor is entitled, reflecting the percentage actually retained, if any, from payments to the Contractor on account of such Subcontractor's Work. The Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make payments to his Subcontractors in similar manner. Until such payment is actually made, Contractor shall be considered to hold such funds as a fiduciary in trust for the benefit of such subcontractors.

     8.5.4 The Architect may, on request and at his discretion, furnish to any Subcontractor, if practicable, information regarding the percentage of completion or the amounts applied for by the Contractor and the action taken thereon by the Architect on account of Work done by such Subcontractor.

     8.5.5 Neither the Owner nor the Architect shall have any obligation to pay or to see to the payment of any moneys to any Subcontractor or supplier, except as may otherwise be required by law. However, if the Contractor fails to pay any Subcontractor or supplier amounts due them, the Owner shall upon seven(7) days notice to Contractor, have the right to make payments out of any unpaid portion of the Contract Sum to such parties as Owner may deem necessary to protect its interest and those of Owner's Lender. Any such payments so made by the Owner shall be considered as having been paid to Contractor.

     8.5.6 No certificate for a progress payment, nor any progress payment, nor any partial or entire use or occupancy of the Project by the Owner, shall constitute an acceptance of any Work or performance not in accordance with the Contract Documents. Any determination or certification of the Architect shall be made for the limited purpose of making monthly Progress Payments and shall not relieve the Contractor of full responsibility for all defective materials and workmanship and for its failure strictly to follow the Contract Documents, notwithstanding the Owner or the Architect may have observed the default or failure.

8.6  PAYMENTS WITHHELD
     -----------------

     8.6.1 The Architect may decline to certify payment and may withhold his certificate in whole or in part, to the extent necessary reasonably to protect the Owner, if, in his opinion, he is unable to make representations to the Owner as to the accuracy of the facts and estimates contained in the Contractor's Application for Payment. If the Architect is unable to make such representations to the Owner and to certify payment in the amount of the Application, he will notify the Contractor as provided in Subparagraph 8.4.1. If the Contractor and the Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount in which he is able to make such representations to the Owner. The Architect may also decline to certify payment or, because of subsequently discovered evidence or subsequent observations, he may nullify or modify the whole or any part of any certificate for Payment previously issued, to such extent as may be necessary in his opinion to protect the Owner from loss because of:

           (a) Defective or nonconforming Work not remedied.

           (b) Third party claims filed or reasonable evidence indicating probable filing of such claims.

           (c) Failure of the Contractor to make payments properly to subcontractors or suppliers for labor, materials or equipment.

           (d) Reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum.

           (e) Damage to the Owner or another contractor.

           (f) Reasonable evidence that the Work will not be completed with the Contract Time, or

           (g) Unsatisfactory prosecution of the Work in accordance with the Contract Documents.

     8.6.2 When the above grounds in Subparagraph 8.6.1 are removed, payment shall be made for amounts withheld because of them.

     8.6.3 In the event that Architect should decline to certify or nullify a prior certification regarding any portion of an Application for Payment submitted by Contractor, the Owner shall pay only such amount as certified by Architect as justifiably due Contractor. Any overpayment to Contractor shall, unless otherwise credited or adjusted be repaid to Owner upon demand.

     8.6.4 The Architect and the Owner shall have the right to contact subcontractors and suppliers directly to ascertain (1) what amounts, if any, are due to them from Contractor, and (2) the projected costs of completing the remaining portion of their Work, and (3) the scope, amount and substance of any claims and disputes between them and Contractor.

8.7 SEMIFINAL PAYMENT UPON SUBSTANTIAL COMPLETION
    ---------------------------------------------

     8.7.1 Upon Substantial Completion of the Work or designated portion thereof (as established pursuant to Paragraph 9.1), the Contractor shall submit a Semifinal Application for Payment.

     8.7.2 Subject to the more specific provisions elsewhere in the Contract Documents, the Semifinal Application for Payment shall provide for continued retention by Owner of at least an amount equal to twice the reasonably estimated cost or expense necessary to accomplished the following:

           (a) Completion of all uncompleted work items;

           (b) Remedy of any uncorrected work not in accordance with the Contract Documents.

           (c) Satisfy any and all unresolved claims or liens filed or asserted (or reasonably anticipated filing or assertion) against Owner, its Lender, the Project or any of the Work by any person or entity providing labor, materials, equipment or services through or on behalf of the Contractor; and

           (d) Compensating Owner and its separate contractors for any unresolved claims of damage or injury caused by Contractor, or anyone for whom it shall be held responsible under the Contract Documents, which have been asserted or are reasonably anticipated (including claims arising out of Contractor's breach or default hereunder).

     8.7.3 The Contractor's Application for Semifinal payment shall provide an estimated amount for the continued retainage set forth in Subparagraph 8.7.2 which Architect and Owner shall review and adjust as they deem necessary to reasonably protect the Owner's remaining interests. Architect shall then certify such application, as adjusted, for payment of any balance owing for Work performed over such adjusted retainage.

     8.7.4 Upon final adjustment and certification by Architect of such Semifinal Application for Payment, Owner shall issue payment in accordance with the amount certified provided Contractor shall have first provided the following:

            (a) An Affidavit that all indebtedness of Contractor connected with
                Work has been paid in full with the exception of amounts specifically listed in the Semifinal Application and certification as unresolved or unpaid;

            (b) Waivers of all rights and claims of lien as described in
                Subparagraph 8.5.2;

            (c) Other waivers, releases or data required by Owner or Architect establishing such payment or satisfaction; and

            (d) Consent of surety, if any.

8.8 FINAL COMPLETION AND FINAL PAYMENT
    ----------------------------------

     8.8.1 Upon or prior to issuance of a written notice (under Subparagraph 9.4) by the Architect to the Owner and the Contractor that the Work has reached final completion, Contractor shall submit his final Application for Payment to Architect.

     8.8.2 Such final Application for Payment shall include as a separate attachment a final adjustment of accounts reflecting any and all appropriate final accounting and adjustments of the contract balances and Contract Sum including but not limited to:

            (a) Cost of the Work (if the Owner-Contractor Agreement provides for reimbursement of "cost").

            (b) Additions and deductions resulting from the following:

                (i) All Change Orders (and Change Order "cost" if appropriate under the Contract Documents).

               (ii)  Allowances.

               (iii) Unit Prices.

               (iv) Deductions or Adjustments for defective or uncompleted work.

               (v)   Bonuses, as applicable.

               (vi)  Deductions for liquidated or other damages.

               (vii) Savings and other adjustments (as appropriate under the
                     Contract Documents).

            (c) Total Contract Sum, as adjusted.

            (d) Previous payments.

            (e) Final Payment due to the Contractor.

     8.8.3 As conditions precedent to final payment under the Contract Documents, Contractor shall:

            (a) execute and furnish a release of all claims and liens (except as previously made in writing and identified as unsettled at the time of the final Application for Payment) against Owner, its Lender, the Project and the land upon which the Project is situated arising under or by virtue of the Contract Documents, including in the event of any termination as permitted by the Contract Documents, claims or liens arising under or by virtue of such termination;

            (b) furnish written final releases and waivers of all rights to claim or file liens properly executed by any and all Subcontractors, vendors or others furnishing work, labor, materials, machinery or fixtures for the performance of Work;

            (c) furnish appropriate affidavits and other such other data in such form designated by Owner as may be reasonably requested by Owner to establish payment or satisfaction and of all payrolls, material bills, and other indebtedness connected with the Work for which the Owner, its lender or its property might in any way be responsible; and

            (d) furnish a consent of surety, if any, to final payment.

            If any Subcontractor or Supplier refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify him against any such lien. If any such lien remains unsatisfied after all payments are made, the Contractor shall refund to the Owner all moneys that the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorney's fees.

     8.8.4 Upon his review an approval of such application the Architect shall prepare a final Change Order reflecting approved adjustments to the Contract Sum not previously made by Change Orders.

     8.8.5 Upon such final adjustment and issuance of any change order so required and upon his review and approval of the final Application for Payment, reflecting such adjustments, the Architect shall promptly issue a final Certificate of Payment stating that to the best of his knowledge, information and belief, and on the basis of his observations and inspections, the Work has been completed in accordance with the terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate, is due and payable. The Architect's final Certificate for Payment will constitute a further representation that the conditions precedent to the Contractor's being entitled to final payment as set forth in Subparagraph 8.8.3 have been fulfilled.

     8.8.6 Final payment shall be due and payable in the amount certified thirty (30) days after Owner's receipt of such final Certificate of Payment.

8.9  WAIVER
     ------

     8.9.1 Subject to Subparagraph 8.9.2, neither inspection by Owner or Architect, or by any of their duly authorized representatives; nor any order, measurement, notice or certificate by Owner; nor any order by Owner for the payment of money; nor final payment hereunder; nor acceptance of any work or any extension of time; nor any possession taken by Owner, shall operate as a waiver of any provision of the Contract Documents or any right of the Owner thereunder or of any right to damages under the Contract Documents or under law. Any waiver by Owner of any breach of the Contract Documents shall not be held to be a waiver of any other or subsequent breach, and any waiver by Owner of any right to terminate the Agreement shall not be held to be a waiver of any breach of the Contract Documents, but Owner retains all of its rights to recover damages therefor.

     8.9.2 The making of final payment shall constitute a waiver of all claims by the Owner except those arising from:

            (a) Unsettled liens.

            (b) Faulty or defective Work appearing after Substantial Completion.

            (c) Failure of the Work to comply with the requirements of the
                Contract Documents.

            (d) Terms of any special warranties required by the Contract
                Documents.

            (e) Claims thereafter asserted by third parties against Owner, its
                Lender or the Project arising out of or relative in any way to the Work or the performance thereof by or on behalf of the Contractor.

     8.9.3 The acceptance of final payment shall constitute a waiver of all claims by the Contractor except those previously made in writing and identified by the Contractor as unsettled at the time of the final Application for Payment.

                                  ARTICLE 9.
                                  COMPLETION
                                  ----------

9.1  SUBSTANTIAL COMPLETION
     ----------------------

     9.1.1 The Date of Substantial Completion of the Work or designated portion thereof acceptable to Owner is the Date certified by the Architect when construction is sufficiently complete, in accordance with the Contract Documents, so that the Owner (or its tenants(s) can occupy or utilize the Work or such designated portion thereof for the use for which it is intended with all of the installations, parts and systems relating thereto and required by the Work hereunder functional, accessible, operable and usable by the Owner for their full and unimpeded intended usage. Such completion shall include, as applicable, all certificates of occupancy or other permits or authorizations by governmental agencies having jurisdiction thereof, necessary to permit such usage. Only minor or incidental corrective work under punch lists and final cleaning (if required) beyond cleaning needed for the Owner's full use may remain for Final Completion.

     9.1.2 When the Contractor considers the Work to be substantially complete, he shall submit to the Owner and Architect written notice that the Work, or such designated portion thereof, is substantially complete, along with a list of items to be completed or corrected. The failure to include any items on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Within a reasonable time after receipt of notice, the Architect shall make an inspection to determine the status of completion.

     9.1.3 Should the Architect determine that the Work has not reached substantial completion, the Architect shall promptly notify the Owner and Contractor in writing of his determination and the reasons therefor. The Contractor shall promptly remedy deficiencies and complete all incomplete Work and thereafter send another written notice of substantial completion to the Owner and Architect who shall within a reasonable time thereafter reinspect the Work.

     9.1.4 When the Architect determines that the Work or such designated portion is substantially complete, the Architect will prepare a Certificate of Substantial Completion on AIA Form G704, or such other form as the Owner shall stipulate, accompanied by the Contractor's list of items to be completed or corrected, as verified and amended by the Architect. The issuance of such certificate shall establish the Date of Substantial Completion thereof. Such certificate shall further state the responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall set forth the time period within which the Contractor shall remedy or complete items listed therein.

     9.1.5 Warranties required by the Contract Documents shall commence on the Date of Substantial Completion of the Work or designated portion thereof, unless otherwise provided in the Certificate of Substantial Completion.

     9.1.6 If the appropriate governmental agencies refuse to issue a Certificate of Occupancy or other necessary permits for reasons other than fault of the Contractor, including without limitation deficiencies in the Contract Documents, the requirement of such Certificate will be deemed to be waived, unless the Contractor knew or should have known of such deficiencies and failed to call it timely to the attention of the Owner and Architect. The Contractor, at the Owner's option, shall thereafter perform the Work necessary to obtain such Certificate which shall be effected by Change Order.

9.2  COMPLETION AND CLOSEOUT SUBMITTALS
     ----------------------------------

     9.2.1 As soon as practicable, but in no event later than twenty (20) days after the Date of Substantial Completion, the Contractor shall:

           (a) Fully complete all remaining items and correct all deficient items, whether or not listed on the Certificate of Substantial Completion;

           (b) Organize, prepare and submit to Owner through Architect all Closeout Submittal information (as defined in Paragraph 9.3); and

           (c) To the extent not previously accomplished for Substantial Completion, complete the start-up of all systems and equipment and provide the Owner's designated personnel with instructions by Contractor (or its supplier, subcontractor or manufacturer) in care, use, cleaning, maintenance and operation procedures for each item.

           (d) To the extent not previously accomplished, complete all cleaning and disposal operations required by governing codes, ordinances, regulations, anti-pollution requirements and Contract Documents. The entire Work (buildings and grounds) shall be cleaned as specified by Architect and as required for Owner's intended use.

9.3  CONTRACTOR'S CLOSEOUT SUBMITTAL
     -------------------------------

     9.3.1 As a necessary part of completion of the Work under the Contract Documents, the Contractor shall assemble and submit to the Owner through Architect the following material and documentation:

            (a) Except as otherwise provided by the Contract Documents, all certificates and approvals of any governmental agency with authority over the Project or the Work required for the full, unrestricted use and occupancy thereof by Owner for its intended purpose, including specifically, but without limitation:

                (i)  Certificate(s) of Occupancy.

                (ii) Certificates of inspection for such systems and
                     installations (as applicable) as:

                     (A)  elevators, moving stairs and walks,
                     (B)  mechanical systems,
                     (C)  plumbing systems,
                     (D)  fire protection, and
                     (E)  electrical systems.

            (b) One record set of all the following project documentation:

                (i)    Project Manual (Specifications).

                (ii)   Project Drawings.

                (iii)  Addenda.

                (iv)   Change Orders and Modifications to Contract.

                (v) Owner's and Architect's Field Orders or written instructions, sketches, etc.

                (vi)   Approved Shop Drawings, Product Data and Samples.

                (vii)  Testing laboratory reports.

                (viii) All Construction samples and product samples.

            (c) One record set of "as built" drawings, legibly marked
                concurrently with the construction process including but not limited to, the following:

                (i) Depths of various elements of foundation in relation to finish first floor datum;

                (ii) Horizontal and vertical locations of underground utilities and appurtenances, referenced to permanent surface improvements;

                (iii) Location of internal utilities and appurtenances concealed in construction, referenced to visible and accessible features of structure(s);

                (iv)  Field Changes of dimensions and details;

                (v) Changes made by Field Orders, or Change Orders and not shown on Contract Drawings (as amended); and

                (vi)  Details not on original Contract Drawings.

            (d) One record set of "as built" specifications legibly marked so as to indicate the manufacturer, trade name, catalog number, and supplier of each product and item of equipment actually installed.

            (e) One record set of schematic diagrams covering installations of all electrical, mechanical and pneumatic controls.

            (f) Three duplicate sets, each separately bound and indexed in vinyl covered three ring binders, of operating instructions and maintenance recommendations for all Work, including, without limitation, a printed parts list for all items which might be subject to replacement. These instructions shall set forth all of the information necessary for Owner to operate and make full and efficient use of all equipment and systems comprising the Work, and perform such maintenance and servicing as would ordinarily be done by Owner or its personnel. They shall be neatly typewritten in simple, non-technical language when possible, with sufficient diagrams and explanation where necessary to be readily understandable by average laymen.

            (g) All keys and key schedules.

            (h) All spare parts, maintenance materials and any materials or equipment for which Contractor had been paid but which was not actually incorporated into Work.

            (i) The originals of all Warranties, Guaranties, Bonds, or
                Certificate of Compliance required by the Contract Documents, relative to the Work or its component parts, equipment and systems, including those given by Contractor, Subcontractors and material manufacturers or suppliers. These shall be prepared in a vinyl covered three ring binder and indexed in order of and in specification sections or other contract requirements. All such warranties, guarantees and certificates, if not issued directly to Owner, shall by their terms be assignable to Owner and shall be accompanied by duly executed documentation effecting such transfer and assignment.

9.4  FINAL COMPLETION
     ----------------

     9.4.1 When the Contractor considers the Work is fully complete and ready for final inspection, the Contractor shall certify in writing to the Owner and Architect that:

            (a) Contract Documents have been reviewed by the Contractor.

            (b) All work has been carefully inspected by the Contractor for compliance with the Contract Documents.

            (c) All work has been completed in accordance with Contract
                Documents.

            (d) Equipment and systems have been cleaned, tested and started up in accordance with the Contract Documents and are operational.

            (e) All Closeout Submittals required by Paragraph 9.3 have been properly made.

            (f) Work is fully completed and ready for final inspection.

     9.4.2 The Architect and the Owner shall make an inspection to verify the status of completion within a reasonable time after receipt of the Contractor's certification required by Article 9.4.1.

     9.4.3 If the Owner and the Architect determine that any of the Work is incomplete or defective, the Architect shall promptly notify the Contractor, in writing, of such incomplete or defective Work, itemizing and describing such remaining items with reasonable particularity. The Contractor shall immediately complete all items and remedy all stated deficiencies, after which the Contractor shall send another written certification to the Owner and the Architect that the Work is fully complete. The Architect shall promptly reinspect the Work.

     9.4.4 When the Owner and Architect determine that the entire Work has been fully and properly completed in accordance with the Contract Documents, the Architect shall give written notice of final completion to the Owner and the Contractor.

                                  ARTICLE 10.
                      PROTECTION OF PERSONS AND PROPERTY
                      ----------------------------------

10.1 SAFETY PRECAUTIONS AND PROGRAMS
     -------------------------------

     10.1.1 The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the Work.

10.2 SAFETY OF PERSONS AND PROPERTY
     ------------------------------

     10.2.1 The Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

            (a) All employees and subcontractors and sub-subcontractors and their employees on the Project or performing the Work and all other persons who may be affected thereby;

            (b) All the Work and all materials and equipment to be incorporated therein, whether in storage on or off the site, under the care, custody or control of the Contractor or any of his Subcontractors or Sub-subcontractors; and

            (c) Other property at the site or adjacent thereto, including trees, shrubs, lawns, walks, pavements, relocation or replacement in the course of construction.

     10.2.2 The Contractor shall give all notices and comply with all applicable laws, ordinances, rules regulations and lawful orders of any public authority bearing on the safety of persons or property or their protection from damage, injury or loss. Specifically but without limitation, Contractor and all of his Subcontractors shall thoroughly familiarize themselves with all requirements of Public Law 91-956 enacted by Congress, December 29, 1970, cited as the "Occupational Safety and Health Act of 1970", and all amendments thereto, commonly referred to as OSHA, and it shall be the responsibility of the General Contractor to fully enforce and comply with all of the provisions of this Act.

     10.2.3 The Contractor shall erect and maintain, as required by existing conditions and progress of the Work, all reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent utilities.

     10.2.4 When the use or storage of explosives or other hazardous materials or equipment is necessary for the execution of the Work, the Contractor shall exercise the utmost care and shall carry on such activities under the supervision of properly qualified personnel.

     10.2.5 The Contractor shall promptly remedy all damage or loss to any property referred to in this Paragraph 10.2. caused in whole or in part by the Contractor, and Subcontractor, any Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable and for which the Contractor is responsible under Subparagraph 10.2.1. except damage or loss attributable solely to the negligent acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them may be liable. The foregoing obligations of the Contractor are in addition to his obligations under Paragraph 4.16.

     10.2.6 The Contractor shall designate a responsible member of his organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and the Architect.

     10.2.7 The Contractor shall not load or permit any part of the Work to be loaded so as to endanger its safety.

10.3 EMERGENCIES
     -----------

     10.3.1 In any emergency affecting the safety of persons or property, the Contractor shall act at his discretion to prevent threatened damage, injury or loss.

                                  ARTICLE 11.
                                   INSURANCE
                                   ---------

11.1 CONTRACTOR'S LIABILITY INSURANCE
     --------------------------------

     11.1.1 Before commencing the Work, Contractor shall have in effect and maintain, until completion and final acceptance of the Work, all insurance required under this Paragraph 11.1. Such insurance shall name Owner as an additional insured and shall be carried with companies duly qualified to do business in the State in which the Project is located and acceptable to Owner, and Contractor shall furnish to Owner copies of Certificates of Insurance of all such policies. Such certificates shall bear the endorsement that they are not to be canceled, changed or permitted to lapse until thirty (30) days after the Owner has received written notice as evidenced by return receipt of registered or certified mail, and it is agreed further that as to lapsing such notice will not be valid if mailed more than thirty-five (35) days prior to the proposed expiration date of the policy. Such notice must be sent to Owner as indicated elsewhere in the General Conditions and be clearly labeled on outside of the envelope "INSURANCE CANCELLATION". Contractor shall require each Subcontractor to provide coverage adequate to protect Subcontractor and its employees. Upon request, Contractor shall deliver Contractor's and/or any Subcontractor's insurance policies to Owner for review. If the terms of coverage of such policies are unacceptable to Owner, Contractor and/or Subcontractor shall revise its coverage or obtain additional coverage as reasonably requested by Owner. Owner's approval of Contractor's and any Subcontractor's insurance shall not relieve or limit their liability under the Contract Documents. In the event of the failure of Contractor to furnish and maintain such insurance, then Owner shall have the right, but not the obligation, to take out and maintain such insurance for and in the name of Contractor and Contractor shall pay the cost thereof and furnish all necessary information to permit Owner to take out and maintain such insurance for the account of Contractor. Contractor shall not allow any Subcontractor to commence work on its subcontract until all such insurance required of Subcontractor has been obtained.

     11.1.2 Contractor shall purchase and maintain such insurance as will protect it from claims set forth below which may arise out of or result from Contractor's operations under the Contract Documents, whether such operations be by Contractor or by any Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

            (a) Claims under Worker's or Workmen's Compensation, disability benefit and other similar employee benefit acts;

            (b) Claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

            (c) Claims for damages because of bodily injury, sickness or disease, or death of any person other than its employees;

            (d) Claims for damages insured by usual personal injury liability coverage which are sustained (i) by any person as a result of an offense directly or indirectly related to the employment of such person by Contractor, or (ii) by any other person;

            (e) Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom; and

            (f) Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

     11.1.3 The liability insurance required by this Paragraph 11.1 shall be on a comprehensive basis including:

            (a) Premises - Operations (including X-C-U);

            (b) Independent contractor's protection;

            (c) Products and completed operations, which must be maintained for one (1) year commencing with the issuance of the final Certificate of Payment;

            (d) Contractual, including specified provision for the Contractor's obligations under Subparagraph 4.16.

            (e) Owned, non-owned and hired motor vehicles; and

            (f) Broad form coverage for property damage.

     11.1.4 The insurance required in this Section 11.1 shall be in not less than the following amounts:

            (a) Worker's Compensation:

                (i) Worker's or Workmen's Compensation - maximum permitted by statute, unlimited, if permitted;

                (ii)  Employer's Liability - $100,000.

            (b) Comprehensive General Liability.

Bodily injury and property damage having a combined single limit of $1,000,000 and including the following coverage:

                (i)   Personal Injury;

                (ii)  Independent Contractors;

                (iii) Product and completed operations, which must be maintained for one (1) year commencing with the issuance of the final certificate of payment;

                (iv)  Umbrella liability coverage in the amount of $4,000,000.

            (c) Automobile Liability:

                (i)   Bodily injury and death - $1,000,000/$100,000:

                (ii)  Property damage - $100,000.

11.2 OWNER'S LIABILITY INSURANCE
     ---------------------------

     11.2.1 Owner shall be responsible for purchasing and maintaining its own liability insurance and, at its option, may purchase and maintain such insurance as will protect it against claims which may arise from operations under the Contract Documents.

11.3 PROPERTY INSURANCE
     ------------------

     11.3.1 Unless otherwise provided, Contractor shall purchase and maintain property insurance upon the entire work and the Project site in the full amount of the Contract Sum, as Adjusted pursuant to the terms of the Contract Documents. This insurance shall include interest of Owner, Contractor, Subcontractors and Sub-subcontractors in the Work and shall insure against the perils of fire and extended coverage and shall include "all risk" insurance for physical loss or damage. If the insurance which Contractor will maintain contains deductibles, whichever party that has experienced the loss shall pay the deductible for any loss which is subject to said deductibles and as a result is not recoverable from an insurance carrier. Such certificates shall bear the endorsement that they are not to lapse until thirty (30) days after Owner and Lender has received written notice as evidenced by return receipt of registered or certified mail.

     11.3.2 Any loss insured under Subparagraph 11.3.1 and 11.3.2 is to be adjusted with Contractor and made payable to Contractor as trustee for the insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause and of Section
            11.3.8. Contractor shall pay each Subcontractor a just and equitable share of any insurance monies received by Contractor, and by appropriate agreement, written where legally required for validity, shall require each Subcontractor to make payments to its subcontractors in similar manner.

     11.3.3 Contractor shall file a Certificate of Insurance describing Contractor's insurance coverage provided for hereunder with Owner before an exposure to loss may occur.

     11.3.4 If Owner requests in writing that insurance for risks other than those described in Subparagraph 11.3.1 and 11.3.2 be included in the property insurance policy, Contractor shall, if possible, include such insurance, and the cost thereof shall be charged to Owner by appropriate Change Order.

     11.3.5 Owner, Contractor, and all Subcontractors waive all rights against
            (a) each other and Subcontractors, Sub-subcontractors, agents and employees each of the other, and (b) Architect and separate contractors, if any, and their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by insurance obtained pursuant to this Section
            11.3 or any other property insurance applicable to the Work, except such rights as they may have to the proceeds of such insurance held by Owner as trustee. The foregoing waiver afforded Architect, its agents and employees shall not extend to the liability of Architect, its agents or employees arising our to (a) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (b) the giving of or the failure to give is the primary cause of the injury or damage. Owner or Contractor, as appropriate, shall require of Architect, separate contractors, Subcontractors and Sub-subcontractors by appropriate written agreements, similar waivers each in favor of all other parties enumerated in this Section 11.3.6.

     11.3.6 If, after such loss, no other special agreement is made, replacement of damaged work shall be covered by an appropriate Change Order.

     11.3.7 Contractor, as trustee, shall have power to adjust and settle any loss with the insurers.

     11.3.8 If Owner finds it necessary to occupy or use a portion or portions of the Work prior to Substantial Completion thereof, such occupancy shall not commence prior to a time to which the insurance company or companies providing the property insurance have consented by endorsement to the policy or policies. This insurance shall not be canceled or lapsed on account of such partial occupancy. Consent of the insurance company or companies to such occupancy or use shall not be unreasonably withheld.

     11.3.9 Nothing in this Paragraph, however, shall alter the risk of loss, excluding loss or damage resulting from faulty design, of all improvements to be constructed and materials and equipment to be sued in the Work, which shall remain with and upon the Contractor until the Work has been fully completed and accepted by way of issuance of final payment to Contractor. Without limiting this liability, the Contractor shall be entitled to use the proceeds of insurance obtained under this Paragraph to effect repairs to and replacements of the Work in accordance with the foregoing subparagraph.

11.4 LOSS OF USE INSURANCE
     ---------------------

     11.4.1 Owner, at its option, may purchase and maintain such insurance as will insure it against loss of use of this property due to fire or other hazards, however caused. Owner waives all rights of action against Contractor for loss of use of Owner's property, including consequential losses due to fire or other hazards, however caused, to the extent covered by insurance under this Section 11.4.1.

11.5 WRAP-UP
     -------

     11.5.1 In lieu of the insurance requirements set forth i Section 11.1 through 11.3 hereof, Owner shall have the right to purchase "Wrap-Up" insurance for the Project to protect the interest of Owner, Contractor, any separate contractor and all Subcontractors. In such event, the Contract Sum shall be reduced to reflect the total amount included therein to compensate Contractor and all Subcontractors for the insurance coverage which would have been required under Section
            11.1 hereof.

                                  ARTICLE 12.
                        CHANGES IN THE WORK AND CLAIMS
                        ------------------------------

12.1 CHANGE ORDERS
     -------------

     12.1.1 A Change Order is a written order to the Contractor signed by the Owner and the Architect, issued after execution of the Contract, authorizing a change in the Work or an adjustment in the Contract Sum or the Contract Time. The Contract Sum and the Contract Time may be changed only by Change Order. A Change Order signed by the Contractor indicates his agreement therewith, including the adjustment in the Contract Sum or the Contract Time; provided, however, that the Contractor shall be obligated to proceed with any duly executed Change Order regardless of whether it is signed by him or not.

     12.1.2 The Owner, without invalidating the Contract, may order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and the Contract Time being adjusted accordingly. All such changes in the Work shall be authorized by Change Order, and shall be performed under the applicable conditions of the Contract Documents.

     12.1.3 Upon issuance of a Change Order signed by Owner and Architect the Contractor shall proceed promptly with the Changed Work notwithstanding any disagreement regarding the resulting adjustments to the Contract Sum or Contract Time. In such case, the Contract Sum and Contract Time shall be adjusted unilaterally by the amounts shown in the Change order, subject to any reservation of rights regarding such dispute preserved by written notice of claim by Contractor (pursuant to Paragraph 12.5) to Owner and Architect prior to proceeding with the work in question.

     12.1.4 The cost or credit to the Owner resulting from a change in the Work shall be determined in one or more of the following ways:

            (a) By mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

           (b) By unit prices stated in the Contract Documents or subsequently agreed upon;

           (c) By cost to be determined in a manner agreed upon by the parties and mutually acceptable fixed or percentage fee; or

           (d) By the method provided in Subparagraph 12.1.4.

           (e) The cost or credit to the Owner resulting from a change in the Work, or extra work, not covered by unit prices, shall be based on the following percentages added to material and labor costs:
               Percentage allowance to the Contractor for overhead (including Bond Premiums), and profit for extra work performed by Contractor with his own forces shall be ten percent (10%). Percentage allowance to the Contractor for overhead (including Bond Premiums) and profit for extra work performed by the Contractor's Subcontractors and supervised by the Contractor shall be five percent (5%).

     12.1.5 If none of the methods set forth in Clauses 12.1.4 (1), 12.1.4 (2),
            12.1.4 (3), or 12.1.4 (4) is agreed upon, the Contractor, provided he receives a written order signed by the Owner, shall promptly proceed with the Work involved. The cost of such Work shall then be determined by the Architect on the basis of the reasonable expenditures and savings of those performing the Work attributable to the change, including, in the case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Subparagraphs 12.1.4.(3) and 12.1.4.(4) above, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, cost shall be limited to the following: cost of materials, including sales tax and cost of deliver; cost of labor, including social security, old age and unemployment insurance, and fringe benefits required by agreement or custom; worker's or workmen's compensation insurance; bond premiums; rental value of equipment and machinery; and the additional costs of supervision and field office personnel directly attributable to the change. Pending final determination of cost to the Owner, payments on account shall be made on the Architect's Certificate for Payment. The amount of credit to be allowed by the Contractor to the Owner for any deletion or change which results in a net decrease in the Contract Sum will be the amount of the actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in any one change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

     12.1.6 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if the quantities originally contemplated are so changed in a proposed Change Order that application of the agreed unit prices to the quantities of Work proposed will cause substantial inequity to the Owner or the Contractor, the applicable unit prices shall be equitably adjusted.

12.2 CONCEALED CONDITIONS
     --------------------

     12.2.1 Should concealed conditions encountered in the performance of the Work below the surface of the ground or should concealed or unknown conditions in an existing structure be materially at variance with the conditions indicated by the Contract Documents, or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Contract, be encountered, the Contract Sum and Contract Time, as appropriate, shall be equitably adjusted by Change Order upon written notice of claim written by either Owner or Contractor made within ten (10) days after the first observance of the conditions.

12.3 MINOR CHANGES IN THE WORK
     -------------------------

     The Architect, with the Owner's concurrence, will have authority to order minor changes in the Work not involving an adjustment to the Contract Sum or an extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order, and shall be binding on the Contractor. the Contractor shall carry out such written orders promptly.

12.4 CHANGE ORDER REQUESTS AND PROPOSALS
     -----------------------------------

     12.4.1 Should Owner or Architect contemplate imposition of a change to the Work, Architect may issue a Change Order Proposal Request to the Contractor to indicate contemplated changes in the Work. Within ten
            (10) days from receipt of such a Request, the Contractor shall submit to the Owner through the Architect, a Change Order Proposal indicating his estimated price and its estimated effect, if any, on the Contract Time for such changed work.

12.5 CLAIMS
     ------

     12.5.1 Other than as provided in Paragraphs 12.1 and 12.2, the Contractor shall not be entitled to any adjustment of Contract Sum or Contract Time except in strict compliance with the procedures and under the circumstances hereinafter set forth.

     12.5.2 Should the Contractor contend that any other written or oral order (which shall include direction, instruction, interpretation or determination) from the Owner or Architect or other event or occurrence shall cause a change in the Work entitling Contractor to adjustment to the Contract Sum or Contract Time, the Contractor shall:

            (a) Provide a written Notice of Claim to Owner and to Architect within ten (10) days after the occurrence of the event upon which the claim is based. Such Notice of Claim must clearly identify the order or event which is relied upon and contain a clear statement of why it constitutes a basis for adjustment.

            (b) Provide a written statement of claim to Owner and to Architect within twenty (20) days after the occurrence of the event, which statement shall include a clear, concise recital of the basis upon which the claim is asserted, including a designation of the provision or provisions in the Contract Documents on which claim is based and the amount of time and compensation claimed. All costs, expenses or damages and extensions of time claimed as a result of this alleged change shall be described in reasonable detail under the circumstances together with complete supporting documentation.

            (c) To the extent that any adjustment to the Contract Time is sought, the Contractor shall also fully comply with the requirements of Subparagraph 7.3.5.

     12.5.3 Upon receiving a Statement of Claim, the Architect shall review any timely claim submitted by the Contractor within a reasonable time. In conducting this review, the Architect shall have the right to require the Contractor to submit such additional or supporting documents, data and other information as the Owner and/or Architect may require, and the failure to submit such additional documents, data or other information within fifteen (15) days following written request shall be deemed a waiver of the claim. Upon completion of such review, the Architect, in consultation with Owner, shall issue a Change Order amending the Contract Sum or Contract Time or both as may be found proper. If the Contractor or Owner disputes the determination made by the Architect as a condition precedent to any further action to resolve such dispute, such party must notify the other party and Architect in writing within five (5) days following receipt of the decision of such dispute and permit the Architect fifteen (15) additional days to reconsider and, if it deems it appropriate, modify its decision.

     12.5.4 The failure of the Contractor to assert any claim within the time limits prescribed herein or in the form or manner precisely as required hereby shall be deemed a material prejudice to the interest of the Owner and shall constitute an absolute waiver of the claim and the right to file or thereafter prosecute the same.

12.6 LIMITATION OF ENTITLEMENT
     -------------------------

     12.6.1 Except as provided in Paragraphs 12.1, 12.2 and 12.5, no order, statement, or conduct of the Owner or the Architect shall entitle the Contractor to any adjustment hereunder of the Contract Sum or Contract Time. Nothing in this Article shall excuse the Contractor from proceeding with the Contract as changed. Nothing contained in this Article 12 shall operate to limit or extinguish any right or defense of the Owner contained elsewhere in the Contract Documents or available at law or in equity or constitute a waiver by the Owner of any right or defense otherwise available.

                                  ARTICLE 13.
                   UNCOVERING OF WORK AND CORRECTION OF WORK
                   -----------------------------------------

13.1 UNCOVERING OF WORK
     ------------------

     13.1.1 If any portion of the Work shall be covered contrary to the request of the Owner or Architect or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Owner, or the Architect be uncovered for his observation and shall be removed and replaced at the Contractor's expense.

     13.1.2 If any other portion of the Work has been covered which the Owner or Architect has not specifically requested to observe prior to being covered, the Owner or Architect may request to see such work and it shall be uncovered by the Contractor. If such work be found in accordance with the Contract Documents, the cost of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work would be found not in accordance with the Contract Documents, the Contractor shall pay such costs unless it be found that this condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for the payment of such costs.

13.2 CORRECTION OF WORK
     ------------------

     13.2.1 The Contractor shall promptly correct all Work rejected by the Architect or the Owner as defective or as failing to conform to the Contract Documents whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear all costs of correcting and/or replacing all other Work damaged or destroyed by such replacement and re-execution.

     13.2.2 If it is determined that within one year after the Date of Substantial Completion of the Work or designated portion thereof or within one year after acceptance by the Owner of designated equipment or within such longer period of time as may be prescribed by law or by the terms of any applicable special warranty required by the Contract Documents, any of the Work is defective or not in accordance with the Contract Documents, the Contractor shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner has previously given the Contractor a written specific acceptance of such condition. This obligation shall survive termination or final completion of the Contract.

     13.2.3 The Contractor shall remove from the Site all portions of the Work which are defective or non-conforming and which have not been corrected unless removal is waived by the Owner.

     13.2.4 If the Contractor fails to correct defective or nonconforming Work within the time period set forth in a written notice from the Owner to the Contractor, the Owner, after written notice to the Surety, if any, may, but shall not be required to, correct such defective or nonconforming Work. All costs of such corrective action incurred by the Owner plus a fee equal to ten percent (10%) of the costs of such Work incurred by the Owner and all out-of-pocket expenses incurred by the Owner shall be deducted from balance of Contract Sum due to the Contractor, or if that is insufficient, the Contractor shall pay the difference to the Owner upon demand.

     13.2.5 If the Contractor does not proceed with the correction of such defective or nonconforming Work within the time fixed by written notice from the Owner to the Contractor, the Owner may remove such defective or nonconforming Work and may store the material or equipment at the expense of the Contractor. If the Contractor does not pay the costs of such removal in storage within ten (10) days additional written notice sell such Work at auction or at private sale and shall account for the net proceeds thereof after deducting all the costs that shall have been borne by the Contractor, including compensation for the Architect's additional services made necessary thereby and the Owner's out-of-pocket expenses together with a fee of ten percent (10%) of such costs. If such proceeds of the sale do not cover all costs which the Owner shall have borne, the difference shall be charged to the Contractor and appropriate Change Order shall be issued. If the unpaid balance of the Contract Sum owing the Contractor is not sufficient to cover such amount, the Contractor shall pay the difference to the Owner upon demand.

     13.2.6 The Contractor shall bear the cost of making good all work of the Owner or separate contractors or damage by such correction or removal.

13.3 ACCEPTANCE OF DEFECTIVE OR NON-CONFORMING WORK
     ----------------------------------------------

     If the Owner prefers to accept defective or nonconforming Work, he may do so instead of requiring its removal and correction, in which case a Change Order will be issued to reflect a reduction in the Contract Sum in an amount appropriate and equitable. Such adjustment shall be effective whether or not final payment has been made.

13.4 NON-LIMITATION OF RIGHTS
     ------------------------

     13.4.1 Nothing contained in Article 13 shall be construed to establish a period of limitation with respect to any other obligation which Contractor has under the Contract Documents or under any separate warranty or guarantee required thereby, including, without limitation, Paragraph 4.6 hereof, or under law. The establishment of the time period of one year after date of substantial completion or acceptance or such longer period of time as may be prescribed by law or by the terms of any warranty or guarantee required by the Contract Documents relates only to the specific obligation of Contract to correct the Work, and has no relationship to the time within which its obligation to comply with the Contract Documents or applicable provisions of law may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Contractor's liability with respect to its obligations other than specifically to correct the Work.

                                  ARTICLE 14.
                            TITLE TO WORK AND LIENS
                            -----------------------

14.1 UNENCUMBERED TITLE TO WORK
     --------------------------

     14.1.1 Contractor warrants and guarantees that title to all Work covered by any Application for Payment, whether incorporated in the Project or not, will pass to Owner free and clear of all liens, claims, security interests or encumbrances upon the sooner of (i) the date such Work is incorporated into the Project or (ii) the date Contractor receives payment for such Work under Application for Payment; and that no Work covered by an Application for Payment will have been acquired by Contractor or by any other person performing the Work at the Project Site or furnishing materials and equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the Seller or otherwise imposed by Contractor or such other person.

14.2 LIEN RELINQUISHMENT AND REMOVAL
     -------------------------------

     14.2.1 The Contractor shall fully and promptly pay and discharge any and all commitments and claims and wholly protect and save harmless Owner and its property against any and all demands and claims which may or could ripen into liens or claims of lien on the Project or the property upon which it is situated. Further, the Contractor shall not at any time suffer or permit any lien, attachment, or other encumbrance under the laws of the State in which the Project is situated or otherwise by any person or persons whomsoever to remain on record against the Project or the property upon which it is situated for any money due or any work done or materials furnished relative to the Work or otherwise under the Contract Documents or by reason of any other claim or demand against Contractor or any Subcontractor. The Contractor shall impose similar contractual requirements on its Subcontractors.

     14.2.2 If Contractor fails to remove any mechanic's or other lien filed by Contractor, its Subcontractors or materialmen, by satisfaction, bonding or otherwise, Owner may retain sufficient funds, out of any money due or thereafter to become due to Contractor by Owner, to pay the same and to pay all costs incurred by reason thereof, including reasonable attorneys fees and the cost of any lien bonds Owner may elect to obtain. Additionally, without prejudice to any other rights or remedies and at its sole election, Owner may pay said lien or liens and costs out of any funds that are or that become due to Contractor and that are at any time in the possession of the Owner.

14.3 SUBORDINATION OF RIGHTS
     -----------------------

     14.3.1 The Contractor agrees to subordinate, and agrees to have its Subcontractors subordinate, any lien or claim or right of lien against the Project and its real property which the Contractor and his Subcontractors may now or hereafter have on account of construction labor, services or materials provided under the Contract in connection with the Work or otherwise for the Project, to any promissory note, loan agreement, mortgage, deed to secure debt, or other instrument executed by Owner which creates a first lien on the Project and the real property on which it is located, including any extension, renewal, additional advance or other modification thereof. The Contractor shall not, either in its own right or through subrogation, assignment or otherwise, assert any lien, privilege or claim which might prejudice or become superior to the rights of the Lender under such first lien agreement granted by the Owner. Contractor agrees further to execute any documentation reasonably required by Owner or its Lender effectuating this subordination.

                                  ARTICLE 15.
                    CONTRACTOR DEFAULT AND OWNER'S REMEDIES
                    ---------------------------------------

15.1 EVENTS OF CONTRACTOR'S DEFAULT
     ------------------------------

     15.1.1  An Event of Default shall occur if the Contractor shall:

             (a) Fail or refuse to maintain progress of the Work in accordance with the Contract Requirements and Construction Schedule (except to the extent that an extension of time is allowed; or

             (b) Fail to prosecute the Work or any of its components in accordance with the Contract Documents; or

             (c) Make any material misrepresentation to the Owner (including but not limited to misrepresentations in connection with any Application for Payment); or

             (d) Persistently or repeatedly refuse or fail to supply sufficient properly skilled workmen or proper materials, to permit timely prosecution of the Work; or

             (e) Fail to make prompt payment to subcontractors, or for materials or labor; or

             (f) Disregard laws, ordinances, rules, regulations, or orders of any public authority having jurisdiction; or

             (g) Be adjudicated a bankrupt; or

             (h) Make a general assignment for the benefit of his creditors; or

             (i) Have a receiver appointed as a result of his insolvency; or

             (j) Be declared in breach or default under any general Agreement of
                 Indemnity or other guarantee or indemnity agreement with a surety or lender and such declaration not be revoked within ten
                 (10) days thereafter; or

             (k) Otherwise commit a substantial violation of a provision of the
                 Contract Documents.

     15.1.2 Upon the happening of an Event of Default by Contractor, the Owner may elect to give the Contractor written notice thereof. The Contractor thereafter shall cure the default as soon as possible and in any event within seventy-two (72) hours from the giving of the notice of default.


15.2 OWNER'S REMEDIES FOR UNCURED CONTRACTOR DEFAULT

     15.2.1 If the Contractor does not timely cure its default, as required by Subparagraph 15.1.2 and upon 72 hours additional written notification to Contractor and his surety, if any, the Owner may exercise any one or more of the following rights and remedies:

            (a) Termination

                (i) Owner may terminate all or any portion of this Contract and take possession of the Work or portions thereof, including the Contractor's materials, tools, equipment, facilities, supplies, machinery and appliances used or to be used in connection with the Project, whether on or off the Project site, and to cause the remaining Work to be finished by another contractor or contractors as may be deemed appropriate by the Owner. Such termination shall not relieve the Contractor, his Surety, or any insurer of Contractor or any liability or responsibility. Upon such termination and written request by Owner, the Contractor shall assign its full interests and rights to the Owner, in any or all of the subcontracts and contracts with suppliers, or such part thereof as the Owner may request, although the Owner shall not be required to accept an assignment of, or otherwise perform under any such contract. Owner shall be at liberty to negotiate with and engage (for himself or for any other contractors that Owner engaged to replace Contractor) any Subcontractors, suppliers, or other that Contractor dealt with prior to termination.

            (b) Upon termination of all or any portion of the Work, Owner shall not be obligated to make any further payment for any purpose thereafter until all of such Work shall been completed, and all subsequent cost necessary to complete the Work (including for Architect's additional services necessitated thereby) shall be paid for by Owner. If the cost to Owner for completing such Work shall exceed the Contract Sum as adjusted in accordance with the terms of the Contract Documents for the Work or any portion thereof so terminated, such excess cost shall be a rightful claim by Owner against the Contractor and such excess amount shall be immediately due and payable and shall be paid by Contractor to Owner upon demand. If the cost to Owner for completing such Work shall be less than the Contract Sum as adjusted under the Contract Documents for the Work or any portion thereof so terminated, Owner shall pay any amounts which Contractor had earned with respect to such Work prior to Owner's termination thereof; provided, however, that Owner shall in no event pay an amount greater than the difference between the Contract Sum for the Work or the portion thereof terminated hereunder and the amount previously paid to Contractor.

            (c) If only a portion of Work has been terminated by Owner,
                Contractor agrees to perform the remainder of the Work in conformity with the Contract Documents and in such a manner as not to interfere with Owner or others in their performance completion of the portion of Work which was terminated.

           (d) After the Work has been completed, the Contractor may remove such materials, tools, plant equipment and appliances as remain at the Property but the Owner shall not be liable for anything that has been lost, stolen, destroyed, consumed, worn or used.

           (e) Withhold Money Due

               The Owner may withhold an amount from any and all retainages and Progress or other payments then due or thereafter to become due to the Contractor sufficient to cover the costs of curing such default until the default has been corrected fully by the Contractor or in the event same is contested by the Contractor.

           (f) Direct Additional Effort

               The Owner may direct the Contractor to furnish additional labor, materials and equipment that, in the Owner's opinion, would be sufficient to perform the Work and to expedite the delivery of materials in order to complete the Work as required under the Contract Documents. The additional labor, materials and equipment so furnished without adjustment of the Contract Sum by reason thereof.

           (g) Perform Work Without Termination

               The Owner may, without prejudice to any other rights or remedies and without terminating this Agreement, and upon seventy-two (72) hours prior written notice perform the obligations in respect of which the Contractor is in default (including without limitation, obligations relating to the performance of the Work and obligations relating to the payment of money) with its own forces or by engaging other contractors. In such case an appropriate Change Order shall be issued deducting from the payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and any attorneys fees, made necessary by such default, neglect or failure. If the payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner upon demand.

           (h) Demand and Seek Specific Performance

               The Owner may demand that the Contractor specifically perform the obligation in respect of which he is in default or the Owner may seek a mandatory injunction requiring the Contractor to do so or a prohibitory injunction restraining the Contractor from acting contrary to this Agreement or the Contract Documents, including in each case a temporary injunction. The Owner may obtain such injunctive relief without having to show irreparable injury or the absence of an adequate remedy at law.

15.3 OWNER'S REMEDIES FOR REPEATED DEFAULT
     -------------------------------------

     15.3.1 The Owner may exercise any one or more of the rights or remedies set forth in Paragraph 15.2 above without first giving the Contractor or its Surety, a notice and opportunity to cure if: (a) on two or more prior occasions the Owner shall have justifiably given the Contractor a notice of default with respect to a similar or related default, or (b) the Event of Default arises under bankruptcy or insolvency.

15.4 NONWAIVER OF DEFAULT REMEDIES
     -----------------------------

     15.4.1 No election by Owner of or his failure to exercise any particular rights or remedies set forth in Paragraph 15.2 and 15.3, shall operate as a waiver of any other such rights or remedies; or prevent it from exercising such rights or remedies, and the right of the Owner to so act is without prejudice to its rights and without waiver of the liabilities and obligations of Contractor or any Subcontractors, as the case may be.

                                   ARTICLE 16.
                              RIGHTS OF CONTRACTOR
                              --------------------

16.1 STOP WORK FOR NONPAYMENT OR SUSPENSION
     --------------------------------------

     16.1.1 If the entire Work should be suspended for a period of thirty (30) days by order of Owner, or if Owner should fail to pay to Contractor within fifteen (15) days after any payment becomes due and payable to Contractor hereunder, through no act or fault of Contractor or any Subcontractor or the agents or employees of either or any person performing any of the Work under a contract with Contractor, then upon seven (7) additional days' written notice to Owner and Architect, Contractor may stop the Work until payment of the amount owing has been received or the suspension order lifted.

     16.1.2 The Contract Time shall be adjusted and the Contract Sum shall be increased by the amount of the Contractor's reasonable duration and costs of the shutdown, delay and startup, which shall be effected by appropriate Change Order in accordance with Paragraph 12.1.

16.2 TERMINATION BY CONTRACTOR
     -------------------------

     16.2.1 If the Work is stopped for thirty (30) days by Contractor pursuant to Paragraph 16.1, then upon seven (7) additional days written notice to the Owner and Architect, the Contractor may terminate this Agreement.

     16.2.2 Upon such termination, the Contractor may recover from the Owner payment for all Work executed and for any proven loss sustained upon any materials, equipment, tools, construction equipment and machinery, including reasonable profit but not any nondirect or consequential damages.

                                   ARTICLE 17.
                                   ASSIGNMENT
                                   ----------

17.1 ASSIGNMENT
     ----------

     17.1.1 The Contract Documents shall be binding upon the Owner and the Contractor, their respective legal representatives, heirs, successors and assigns. The Contractor shall not assign the whole or any part of its obligations and undertakings under this Contract and shall not assign any monies due or to become due hereunder without the prior written consent of the Owner and the Lender. Any such assignment by the Contractor of all or any part of the monies due or to become due the Contractor under this Contract shall contain a provision to the effect that the right of the assignee in and to any monies due or to become due the Contractor hereunder shall be subject to the prior claims of all persons, firms and corporations for services rendered or materials supplies for the performance of all claims of the Owner or of the Lender, or both, against the Contractor in connection with the Contractor's performance under this Contract and under the other Contract Documents. Any request by the Contractor for the Owner to approve any assignment hereunder shall be accompanied by a written statement for the Surety whereby the Surety consents to the assignment and agrees that such assignment will not affect the Surety's obligation under the Bond. No assignment by the Contractor hereunder shall relieve the Contractor of any of its obligations under this Contract or under the other Contract Documents. The Contractor acknowledges that the Owner may assign its rights hereunder to the Lender and the Contractor agrees to execute such written documents to perfect such assignment.

                                   ARTICLE 18.
                                    DISPUTES
                                    --------

18.1 OBLIGATION TO PROCEED AND PERFORM
     ---------------------------------

     18.1.1 In the event of any claim, dispute or matter in question (collectively called a dispute), pending resolution of the dispute the Owner shall make payments of undisputed amounts. If the Owner requires the Contractor to proceed with the Work in a manner directed by the Owner pending resolution of the dispute, the Contractor shall comply with the requirement but reserving his rights to assert a request for an increase in Contract Time or Contract Sum as may be applicable pursuant to Article 12.

     18.1.2 Contractor shall carry on the Work and adhere to the Project Schedule during and notwithstanding all disputes or disagreements with Owner. No Work shall be delayed or postponed pending resolution of any disputes or disagreements, except as Contractor and Owner may otherwise agree in writing.

                                  ARTICLE 19.
                                RIGHTS OF OWNER
                                ---------------

19.1 CONDITIONS EXCUSING PERFORMANCE
     -------------------------------

     19.1.1 The Owner shall not be responsible for any failure or inability of the Owner to perform any of its obligations hereunder by reason of fire, flood, strike or labor dispute (whether legal or illegal), embargo, earthquake, work stoppages, acts of any government, acts of war, sanctions by civil or military authorities, rebellion, civil commotion or any other reason beyond Owner's control, whether or not similar to those listed, but does not include unavailability of funds.

19.2 OWNER'S RIGHT TO SUSPEND WORK
     -----------------------------

     19.2.1 The Owner or the Architect may order the Contractor in writing to suspend, delay or interrupt all or any part of the Work for such period of time as he may determine to be appropriate for the convenience of the Owner.

     19.2.2 If the Performance of the Work is, for an unreasonable period of time, suspended, delayed or interrupted by the Owner, an adjustment of the Contract Sum shall be made for any increase in Contractor's costs of performance (excluding profit) and of the Contract Time for any increase in the time required for performance of the Work necessarily caused by such unreasonable suspension, delay or interruption, and the Contact modified in writing accordingly. However, no equitable adjustment shall be made under this Subparagraph for any suspension pursuant to Subparagraph 19.3.1, or for which an equitable adjustment is provided or excluded under any other provision of the Contract Documents and no adjustment shall be made to the extent that performance would have been so suspended, delayed or interrupted by any other cause, including the fault or negligence of the Contractor. No claim for an equitable adjustment under this Subparagraph shall be allowed before the Contractor shall have notified the Owner and the

            Architect in writing of the act or failure to act involved and unless the claims for increased costs or increased time required are asserted in writing to the Owner and the Architect within ten (10) days after the termination of such suspension, delay or interruption.

19.3 OWNER'S RIGHT TO STOP WORK
     --------------------------

     19.3.1 If the Contractor fails to correct defective Work as required by Paragraph 13.2, or persistently fails to carry out the Work or supply labor or materials in accordance with the Contract Documents, the Owner may order in writing the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, this right of the Owner to stop the Work shall not give rise to any duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

                                  ARTICLE 20.
                                     BONDS
                                     -----

20.1 PERFORMANCE AND PAYMENT BONDS
     -----------------------------

     20.1.1 Owner shall have the right to require Contractor to furnish Owner a corporate surety performance bond and labor and material bond, each in the amount of 100 percent of the Cost of the Work. The premiums for these bonds will be paid by Owner. Owner shall have the right to require Contractor to obtain corporate surety performance bonds and labor and material bonds covering the work of any and all Subcontractors whose respective portion of the Work totals Seventy-Five Thousand ($75,000.00) Dollars or more; provided that, if the construction Lender requires such bonds from other Subcontractors, Contractor will obtain such required bonds. The premiums for such bonds will be paid by the Contractor and, if such requirement is made after the Contract Sum is agreed upon, reimbursed by the Owner. The bonds shall be executed by a surety company authorized to engage in such business in the state in which the Project is situated and approved by the Owner. The form of the bonds shall be subject to approval by Owner.

     20.1.2 If the surety on any bond furnished by Contractor or any Subcontractor is declared a bankrupt or becomes insolvent or its right to do business is terminated in the sate where the Project is located, Contractor shall within ten (10) days thereafter substitute another bond and Surety, both of which must be acceptable to Owner.

                                  ARTICLE 21.
                            MISCELLANEOUS PROVISIONS
                            ------------------------

21.1 GOVERNING LAW
     -------------

     21.1.1 The Contract shall be governed by the laws of the State in which the Project is located.

21.2 WRITTEN NOTICE
     --------------

     21.2.1 All applications for payment, notices, requests and other matters required or permitted to be given hereunder shall be transmitted to the addresses shown on the Owner-Contractor Agreement by letter, telex, telegram, mailgram, cable or private commercial courier. Any party may change the address for the giving of notices to it by giving due notice of the new address to the other parties, provided that the address must be a place in the United States of America where the mails and either telexes, telegrams, mailgrams or cables are regularly received.

     21.2.2 The notice shall be deemed given to the party when properly transmitted to it at its address set forth in the Owner-Contractor Agreement.

21.3 CLAIMS FOR DAMAGES
     ------------------

     21.3.1 Should either party to the Contract suffer injury or damage to person or property because of any act or omission of the other party or of any of his employees, agents or others for whose acts he is legally liable, claim shall be made in writing to such other party within a reasonable time after the first observance of such injury or damage.

21.4 NO WAIVER
     ---------

     21.4.1 No action or failure to act or to require in any one or more instances upon the strict performance of any one or more of the provisions of the Contract Documents, or to exercise any right herein contained or provided by law by the Owner, the Architect, or the Contractor shall constitute a waiver or relinquishment of any right or duty afforded any of them under the Contract, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach thereunder, nor shall it be construed as a waiver of the right to subsequently demand strict performance or exercise such rights, and the rights shall continue unchanged and remain in full force and effect, except as may be specifically agreed in writing.

21.5 RIGHTS AND REMEDIES
     -------------------

     21.5.1 Except as set forth in Subparagraph 21.5.2, the duties and obligations imposed by the Contract Documents and the rights and remedies available thereunder shall be in addition to and not a limitation of any duties, obligations, rights and remedies otherwise imposed or available by law.

     21.5.2 The Contractor agrees that he can be compensated by money damages for any breach of this Contract which may be committed by the Owner and hereby agrees that no default, act, or omission of the Owner or the Architect, (except for failure to make payments as specifically addressed in Article 16) shall constitute a material breach of the Contract entitling the Contractor to cancel or rescind the provisions of this Contract or (unless the Owner shall so consent or direct in writing) to suspend or abandon performance of all or any part of the Work. The Contractor hereby waives any and all rights and remedies to which he might otherwise be or become entitled, save only his right to money damages.

21.6 SIGNS AND ADVERTISING
     ---------------------

     21.6.1 Contractor shall not place or maintain any advertising signs, bills or posters, nor shall he allow same to be placed in or about the site or structure, except with the prior written consent of the Owner.

21.7 ATTORNEY FEES
     -------------

     21.7.1 Should it be necessary for Owner, Lender or Contractor to employ an attorney to enforce any part of the Contract or the Contract Documents, then the party adjudged in breach or default shall pay the reasonable fee of such attorney and all other costs related to such enforcement or defense.

21.8 AGREEMENT READ AND UNDERSTOOD
     -----------------------------

     21.8.1 Each and every one of the Articles of the General Conditions and the other Contract Documents has been read, examined and the meaning of the foregoing is fully understood by the Contractor.

21.9 COMPLETE AGREEMENT
     ------------------

     21.9.1 There are no understandings between parties to this Contract other than as set forth herein and in the other Contract Documents, any and all other verbal or written agreements or arrangements between the parties hereto relative to any item or provision of this Contract or of the other Contract Documents are hereby superseded and voided.

21.10 INTEREST
      --------

     21.10.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing at the place of the Project.

21.11 LABOR RELATIONS
      ---------------

     21.11.1 Contractor shall use its best efforts to prevent and avoid labor disputes and other labor problems which may affect the Work. Contractor warrants and represents that it presently knows of no fact, the existence of which might lead to a labor dispute which might affect the Work.

     21.11.2 In the event of any strike, picket, sympathy strike, work stoppage, or other form of labor dispute at the Project whether directed at the Contractor, other separate contractors, subcontractors, suppliers or other persons, Contractor shall notwithstanding continue to perform its Work required hereby without interruption or delay. In the event the Contractor fails to continue its Work without interruption or delay, because of any or such events, the Owner, in addition to all other rights it has in the Contract Documents and at law, may terminate the Contract after giving Contractor seven (7) days written notice of its intent to do so for reason of Contractor's failure to perform. Additionally, if Contractor is party to one or more labor agreement, Contractor shall take all reasonable action to avoid any Work stoppage, Contractor shall within twenty-four (24) hours take all legal action permitted by such labor agreements or by law in order to expedite resumption of Work on this Project.

21.12  COVENANT NOT TO SUE
       -------------------

     21.12.1 Should the Owner elect to terminate the Agreement with the Contractor for default as provided herein, then the Contractor covenants that he will not file any suit or proceeding of any kind against the Owner by reason thereof, until Owner shall have either abandoned the Project or completed the Contractor's Work as required under the Contract. If the Contractor should breach this covenant not to sue, then Contractor shall be liable to the Owner for all costs resulting to the Owner therefrom including, without limitation, all attorney's fees expended by the Owner in defending said suit or proceeding, unless a positive determination is made therein that the Contractor's termination by the Owner was motivated by fraud and bad faith and was without justification of any kind.

21.13  UNENFORCEABILITY OF ANY CLAUSE
       ------------------------------

     21.13.1 If any clause of this Contract is held as a matter of law to be unenforceable or unconscionable, the remainder of the Contract shall be enforceable without such clause.

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21.14  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
       ------------------------------------------

     21.14.1 The representations and warranties made by the parties in the Contract Documents and pursuant thereto shall survive the consummation of the transaction contemplate therein and continue in full force and effect without limitation.

21.15  NOT TO BENEFIT THIRD PARTIES
       ----------------------------

     21.15.1 No provision of this Contract shall in any way inure to the benefit of any third party (including the public at large) so as to constitute such person a third party beneficiary of this Contract or of any one or more of the terms and conditions of this Contract or otherwise give rise to any cause of action in any person not a party to the Owner-Contractor Agreement, except as provided elsewhere in the Contract Documents.

21.16  TERMINATION OR SUSPENSION BY THE OWNER FOR CONVENIENCE
       ------------------------------------------------------

     21.16.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

     21.16.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of the performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

             (a) That performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

             (b) That an equitable adjustment is made or denied under another provision of the Contract.

     21.16.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

     21.16.4 The Owner may terminate this Contract without cause for the Owner's convince at any time before a Notice to Proceed is issued to the Contractor. In such a case, this Contract will terminate and be of no further force or effect, and the Contractor shall be entitled to no compensation from the Owner.


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